Exhibit 10.33

BUSINESS PURCHASE AGREEMENT
BY AND BETWEEN
PHIBRO ANIMAL HEALTH SA
AS THE SELLER,
AND
GLAXOSMITHKLINE BIOLOGICALS SA
AS THE PURCHASER
DATED AND ENTERED INTO ON THIS THE 16 DAY OF DECEMBER, 2004

SIGNATURE VERSION
BUSINESS PURCHASE AGREEMENT
     THIS BUSINESS PURCHASE AGREEMENT (this “Agreement”) is dated and entered into as of this sixteenth day of December 2004 (the “Effective Date”), by and between PHIBRO ANIMAL HEALTH SA, a societe anonyme organized under the laws of Belgium with its principal offices at 87a rue de l’Institut, B-1330 Rixensart, Belgium (“Seller”), and GLAXOSMITHKLINE BIOLOGICALS S.A., a corporation organized under the laws of Belgium having a place of business at 89, rue de L’Institut, 1330 Rixensart, Belgium (the “Purchaser”) (the Seller and the Purchaser, collectively, the “Parties”, and each individually, a “Party”).
PRELIMINARY STATEMENTS
     The Seller and the Purchaser entered into a Process Development Agreement on August 19th, 2004 under which the Seller is acting as a subcontractor of the Purchaser to perform pilot scale development of MPL in its facilities located in Rixensart; and
     The Seller and the Purchaser have also expressed their potential interest in the acquisition by the Purchaser of the Seller’s facilities in Rixensart; and
     The Seller desires to sell, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the Seller’s Activities, Site and the Acquired Assets performed and/or located in Rixensart (as hereinafter defined), pursuant to the transactions, documents and deliveries contemplated by this Agreement; and
     On 17 November 2004, Seller has announced to its Work Council that Seller intends to proceed with the collective dismissal for technical and economical reasons of 52 of its employees.
     NOW, THEREFORE, in consideration of the foregoing preliminary statement and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:
SECTION 1
DEFINITIONS AND REFERENCES
     1.1. DEFINED TERMS. As used in this Agreement, the following defined terms shall have the meanings specified below:
     “Acquired Assets” shall mean all assets physically on the Site as of the Effective Date other than the Excluded Assets. An indicative list of the Acquired Assets, which is not a detailed list but a simplified list, is set forth on Exhibit A.
     “Activities” shall mean Seller’s industrial activities relating to its manufacturing capacity and know-how in respect of Seller’s expertise in solvents technology.
     “Affiliates” shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes hereof, the

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term “controlled” (including the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.
     “Agreement” shall have the meaning in the introductory paragraph of this Agreement.
     “Assumed Liabilities” shall have the meaning set forth in Section 2.2(a).
     “Claim Notification” shall have the meaning set forth in Section 6.2.1.
     “Closing” shall have the meaning set forth in Section 2.5(a).
     “Closing Date” shall have the meaning set forth in Section 2.5(a).
     “Company Guarantee” shall have the meaning set forth in Section 6.3.
     “Decommissioning” shall mean decommissioning carried out in compliance with the document entitled “TP05 Facilities Decommissioning Process GMS Technical Processes” attached hereto as Exhibit F, an outline of which is also included in same Exhibit F.
     “Dispute” shall have the meaning set forth in Section 12.12.
     “Due Indemnity” shall have the meaning set forth in Section 6.2.5.
     “Effective Date” shall have the meaning in the introductory paragraph of this Agreement.
     “Employees” shall mean the persons listed in Exhibit G and in Exhibit H who are employed in the Activities being transferred to the Purchaser.
     “Encumbrance” means any claim, condition, lien, option, mortgage, pledge, security interest, limitation, charge or encumbrance of any kind, restriction or exercise of any right attributing ownership or other right whatsoever whether in favour of third parties or held by third parties.
     “Excluded Assets” shall mean the assets set forth in Exhibit B hereto.
     “Excluded Liabilities” shall have the meaning set forth in Section 2.2(b).
     “Finishing Activities” shall mean all granulation and other reasonable and necessary ancillary finishing activities for intermediate Virginiamycin products to be carried out in Building 3 (granulation) and/or requiring QC in Building 1, QA in Building 1, maintenance in Building 11, warehousing in Pavillon 5, utilities in Building 6 and supervisor offices in Pavillon 11.

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     “Governmental Authority” shall mean any court of competent jurisdiction, governmental agency, board or commission or other governmental authority or other instrumentality of Belgium.
     “Industrial Activities” means all Seller’s activities, process, equipment used in the manufacturing of Virginiamycin and Semduramicin, including but not limited to all necessary services supports including QC, QA, maintenance, warehousing, supervision and management.
     “Intellectual Property” means the software licences and service agreements necessary to utilise the Acquired Assets, as listed in Exhibit J hereto.
     “Liabilities” shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person’s balance sheets or other financial books and records.
     “Loss” shall have the meaning set forth in Section 6.1.5 (a).
     “Mortgage” shall mean the mortgage dated 14 April 2004 granted by Seller to HSBC Bank USA for an amount of USD 15 million in principal.
     “MPL” shall have the meaning set forth in Section 4.8 (f) (ii).
     “Party” or “Parties” shall have the meaning in the introductory paragraph of this Agreement.
     “Permitted Liens” shall mean (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business, (ii) Encumbrances for industrial taxes excluding VAT and registration duties that are not due and payable and (iii) such other Encumbrances as would not be reasonably likely to be material to the Acquired Assets. Bank Encumbrances and any other financial Encumbrances will in no circumstances be considered as Permitted Liens.
     “Person” shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.
     “Phibro Animal Health Corporation” shall mean a New York Corporation which is the ultimate parent company of Seller with offices at 65 Challenger Road, 3rd Floor, Ridgefield Park, NJ 07660, USA.
     “Previous Liabilities” shall have the meaning set forth in Section 2.2(c).
     “Prior Rights” shall have the meaning set forth in Section 11.2(b).
     “Proceeding” shall mean all claims, litigation, proceedings, investigations, actions, suits, or orders at law or in equity.

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     “Purchaser” shall have the meaning in the introductory paragraph of this Agreement.
     “Purchase Price” shall have the meaning set forth in Section 2.1(a).
     “Seller” shall have the meaning in the introductory paragraph of this Agreement.
     “Seller Position Notification” shall have the meaning set forth in Section 6.2.1.
     “Site” shall mean the site of the Seller located at 87a rue de l’Institut, 1330 Rixensart (Belgium). A plan of the Site is attached hereto as Exhibit C.
     “Transfer Tax” shall have the meaning set forth in Section 8.1.
     “Transition Period” shall have the meaning set forth in Section 2.4 (c).
     “Warranties” means the representations and warranties set forth in Sections 4, 5 and 6 of this Agreement.
     1.2. INTERPRETATION
          1.2.1 Defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender;
          1.2.2 References to clauses and Sections are to clauses of and the Sections to this Agreement, references to paragraphs are, unless otherwise stated, references to the Sections referred to in said paragraphs, and references to this Agreement include the Sections;
          1.2.3 References to Persons include those Person’s successors and other beneficiaries;
          1.2.4 Clause and Section headings are included for the convenience of the Parties only and shall not be used for the interpretation thereof;
          1.2.5 References to all or any part of any statute or statutory instrument include any statutory amendment, modification or re-enactment in force from time to time and references to any statute include any statutory instrument or regulations made under it.
          1.2.6 The use of terms including means “including but not limited to”;
          1.2.7 The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.

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SECTION 2
SALE AND PURCHASE OF ASSETS
     2.1. PURCHASE AND SALE OF ASSETS; SIGNING PAYMENT.
          (a) On the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Activities and all of the Acquired Assets, free and clear of all Encumbrances, other than Permitted Liens, and in consideration for the Purchaser’s acquisition of the Activities and all of the Acquired Assets, the Purchaser shall assume the Assumed Liabilities and pay Seller, on the Closing Date, free and clear of and without reduction for any value-added or withholding tax, an amount equal to Six Million Two Hundred Thousand Euro (EUR 6,200,000) (the “Purchase Price”) broken down as follows:
(i)	One Million Three Hundred Thousand Euro (EUR 1,300,000) for the land (incl. Equipment like roads, car parks,...) plus

(ii)	Four Million Nine Hundred Thousand Euro (EUR 4,900,000) for the buildings and equipment.
          (b) In consideration of the advantages for Seller resulting from the transaction contemplated hereby Seller agrees to make the following payments to Purchaser:
(i)	within six (6) months from the Closing Date: One Million Five Hundred Thousand Euro (1,500,000 EUR)

(ii)	within eighteen (18) months from the Closing Date: One Million Five Hundred Thousand Euro (1,500,000 EUR)

(iii)	within thirty (30) months from the Closing Date: One Million Five Hundred Thousand Euro (1,500,000 EUR)

(iv)	within forty-two (42) months from the Closing Date: Five Hundred Thousand Euro (500,000 EUR).
          (c) The payments pursuant to Section 2.1(a) shall be made by wire transfer of immediately available funds to a bank account of the Seller in Belgium as specified by the Seller before the Closing Date.
          (d) The payments pursuant to Section 2.1(b) shall be made by wire transfer of immediately available funds to a bank account of the Purchaser in Belgium as specified by the Purchaser before the Closing Date.

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     2.2. ASSUMED LIABILITIES.
          (a) At and by virtue of the Closing Purchaser shall assume and thereafter will pay, discharge, perform or otherwise satisfy when due all Liabilities (other than Excluded Liabilities) according to their respective terms arising out of the use, ownership and/or operation of the Acquired Assets on or after the Closing Date subject to the appropriate representations and warranties of the Seller pursuant to Sections 4 and 6 below. The foregoing Liabilities being assumed by Purchaser are referred to hereinafter collectively as the “Assumed Liabilities.”
          (b) Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 2.2.(c) below and to the terms of the Letter Agreement dated September 28, 2000 between Pfizer Inc., Pfizer Animal Heath S.A, Philipp Brothers Chemicals, Inc. SmithKline Beecham plc and SmithKline Beecham Biologicals S.A., a copy of which is attached hereto as Exhibit D, other than the Assumed Liabilities, the Purchaser shall not assume or be deemed to have assumed any Liability or obligation of the Seller whatsoever pursuant to this Agreement, including any Liabilities arising out of the use, ownership and/or operation of the Acquired Assets prior to the Closing Date (the “Excluded Liabilities”).
          (c) All Site Liabilities in connection with events or activities conducted by Purchaser on the Site before January 19th, 1995 will remain Purchaser’s responsibility according to the terms of the Sale Agreement between SmithKline Beecham Biologicals SA and Pfizer SA dated January 19th, 1995 (hereafter “Previous Liabilities”).
     2.3. MAINTENANCE OF ACQUIRED ASSETS AND CLEAN-UP ACTIVITIES
          (a) The Seller undertakes to keep all Acquired Assets and related utilities, including without limitation the pilot unit referred to in Section 2.4 (b) (iv) below, fully operational until the Closing Date subject to normal business considerations. The Seller also undertakes to keep all Acquired Assets on the Site between the Effective Date and the Closing Date. Purchaser shall be permitted to control that all Acquired Assets physically remain on the Site after the Effective Date, including without limitation the analytical equipment listed in Exhibit A, and Seller shall cooperate with Purchaser to set up and effect such control.
          (b) The indicative list of buildings and equipment Purchaser intends to clean-up is attached hereto as Exhibit E. The clean-up activities either through destruction or otherwise shall be the responsibility of Purchaser. The Seller shall reimburse to Purchaser clean-up costs according to demolition costs up to a maximum amount of Seven Hundred Thousand Euro (EUR 700,000). Such reimbursement shall be made by Seller to a bank account designated by Purchaser, based on documented expenses submitted by Purchaser when the cost of clean-up activities reach Seven Hundred Thousand Euro (EUR 700,000) or, if such cost is lower than Seven Hundred Thousand Euro (EUR 700,000), when the clean-up activities will be completed by Purchaser, such payment to be made no later than on the first anniversary of the Closing Date. Purchaser shall be authorised to start clean-up activities on the Site before the Closing Date, provided such clean-up activities do not affect the on-going manufacturing and granulation activities as well as the stockpiling or residual activities of Seller on the Site. For the avoidance

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of doubt, the demolition costs to be reimbursed by Seller hereunder shall not be diminished by the value of equipment dismantled or recovered by Purchaser.
     For the avoidance of doubt, the buildings and equipment referred to in this Section 2.3 are all part of the Acquired Assets.
     2.4. JOINT ACTION; CO-OPERATION
          (a) General.
               (i) Subject to the terms and conditions of this Agreement, each of the Parties shall use its respective best efforts, and shall co-operate with the other Party, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, including furnishing any necessary information or copies of documentation, or obtaining any consents, approvals, permits, authorisations or waivers, to cause the transaction contemplated by this Agreement to be consummated, as expeditiously as reasonably practicable in accordance with the provisions of this Agreement. In the event that any action, suit, proceeding or investigation relating to this Agreement or the transaction contemplated hereby is commenced at any time, each of the Parties shall co-operate and use its best efforts to defend against the same.
               (ii) In particular, but without being considered as an exhaustive list, the Seller and Purchaser shall jointly proceed with any official notifications or other formalities as may be required by environmental or planning regulations, and Seller and Purchaser shall cooperate to obtain such official environmental or planning authorisations as may be required by such environmental or planning regulations.
               (iii) Parties agree that all costs and expenses, including taxes, related to the Activities, Site and Acquired Assets, and in particular, but without this being an exhaustive list, all costs and expenses, including taxes, related to the gas and electricity supply, shall be apportioned such that these costs and expenses, including taxes, accrued during or referable to periods prior to Closing Date, shall be borne by the Seller and thereafter by the Purchaser.
               In the event Seller has prepaid during the period prior to the Closing Date such costs and expenses which only accrued or are referable to periods after the Closing Date, Purchaser shall reimburse such costs and expenses to Seller.
               In the event Purchaser has paid during the period after the Closing Date such costs and expenses which accrued or are referable to periods prior to the Closing Date, Seller shall reimburse such costs and expenses to Purchaser.
               Seller and Purchaser shall use all reasonable efforts to draw up and agree a provisional statement of the apportionment, and the balance owing by or between Seller and Purchaser, thirty (30) calendar days after the Closing which statement shall be reviewed and finalized twelve (12) months after Closing. Seller shall pay to Purchaser, and Purchaser shall pay

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to the Seller, as applicable, the balance agreed within ten (10) calendar days after (i) agreeing on the provisional statement of the apportionment, and (ii) agreeing on the final statement of apportionment.
               (b) Pre-Closing.
               (i) Seller shall arrange for the closure (fill in) of the water well number 3 located on the Site in a professional manner before the Closing Date and shall bore in a professional manner a new water well delivering water the quantity and quality in accordance with the Seller’s current permit. Both operations, closure and boring, will be duly documented and such documentation shall be provided by Seller to Purchaser as available but in any event before the Closing Date. In exchange for the closure of water well number 3, Purchaser shall provide to Seller and Seller shall be entitled to receive from Purchaser the water supply Seller requires to operate and conduct its business till the Closing Date as its is currently conducted.
               (ii) Upon reasonable notice by Purchaser, Seller shall provide Purchaser with all necessary and reasonable access to and use, including occupation by Purchaser, of those facilities of the Site as Purchaser may require for purposes of its MPL activities before the Closing Date provided such access and use, including occupation by Purchaser, do not effect the on-going activities of the Seller on the Site.
                    From July 1, 2005 or an earlier date as may be agreed upon between the Parties Purchaser may start modifications to Buildings 1 and 1A as per the drawings attached hereto as schedule 2.4 (b) (ii), except to the QC part of those buildings, in order to set up Purchaser’s projects and activities related to MPL. In particular Seller agrees that Purchaser may install a GMP pilot unit or units for MPL in Building 1A if it does not interfere with the Industrial Activities.
In case Purchaser decides to implement such GMP pilot unit before the Closing Date, Seller shall carry out the necessary works to isolate the areas dedicated to Virginiamycin and MPL activities in Buildings 1, 1A and 3 pursuant to Purchaser’s instructions. All costs relating to modifications to Buildings 1 or 1A and 3 necessary to isolate the areas dedicated to Virginiamycin and MPL activities made in accordance with such instructions will be borne by Purchaser, including :
•	modification of people access and material access,

•	fluids and energy separated pipes

•	isolation works.
               (iii) The Parties agree that during the period prior to and until Closing, Seller shall place at the disposal of Purchaser such Employees as Purchaser may request for its activities during the period prior to Closing, based on the availability of such Employees. Purchaser shall reimburse Seller for the services of such Employees and at a rate per Employee as specified in Schedule 2.4.

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               (iv) Seller shall maintain the pilot unit used by Seller to perform the activities described in the Work Plan under the Process Development Agreement of August 19, 2004 between the Parties and continue operations of said pilot unit during the period prior to and until Closing. In particular, but without limitation, Seller agrees to maintain fully operational the analytical equipment necessary for the MPL activities listed on Exhibit A attached hereto.
               (v) The Seller shall use its best efforts, with the collaboration from Purchaser, to obtain regular town planning permits for the following buildings : P11 and H31.
          (c) Post-Closing. Seller shall have until December 31st, 2006 to complete the Finishing Activities for intermediate Virginiamycin products (“Transition Period”).
          During such Transition Period, Purchaser shall (i) place at the disposal of the Seller such employees as Seller may request for such Finishing Activities including, but not limited to, production employees and laboratory personnel, and (ii) provide Seller with all necessary and reasonable access to those areas of the Site as Seller may require for purposes of the Finishing Activities.
Seller shall reimburse Purchaser for such employees placed at the disposal of Seller at a rate per such employee and for other costs as specified in Schedule 2.4.
Seller agrees that it will indemnify and hold harmless Purchaser for any damages or claims incurred by Purchaser as a result of the Finishing Activities conducted by Seller. This obligation of indemnification shall not be subject to any other limitation set forth in this Agreement.
          (d) Process Development Agreement. Seller shall continue to perform its obligations under the Process Development Agreement entered into with Purchaser on 19 August 2004 and allocate its resources to achieve the objectives, in particulars the milestones, set out in the Process Development Agreement.
          (e) Seller shall be responsible for termination of all contracts relating to the Excluded Assets and, as may be directed by Purchaser, Seller shall either continue maintenance agreements listed in Schedule 2.4 (e) and other relevant agreements related to the Acquired Assets in the name of Purchaser or terminate said agreements. Seller and Purchaser shall jointly notify utilities suppliers and other relevant contractors of change of name of contracting party.
     2.5. CLOSING.
          (a) Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on November 30, 2005 or at another date mutually agreed between the Parties provided such other date is not earlier than July 1st, 2005 and not later than June 30th, 2006. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

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          (b) Seller’s Obligations at the Closing. At the Closing the Seller shall undertake, cause to be undertaken, deliver to the Purchaser and/or cause to be delivered to the Purchaser, as applicable, the following:
               (i) those Acquired Assets which are capable of physical delivery and which are cleaned, emptied of any raw materials unless otherwise indicated by Purchaser and of which Decommissioning has been completed;
               (ii) a receipt for the Purchase Price.
          (c) Purchaser’s Obligations at the Closing. At the Closing the Purchaser shall pay to the Seller the Purchase Price.
          (d) Both Parties’ Obligations at the Closing. At the Closing the Purchaser and the Seller shall:
               (i) execute the notarial deed of transfer of the buildings and fixtures set forth on Exhibit A. The notarial deed shall either contain the representations and warranties from the Seller in Sections 4 and 6 hereof or refer to Sections 4 and 6 hereof;
               (ii) jointly notify the competent environmental authorities and any other competent authority of the change of operator pursuant to the notification letter to be drafted by Seller who will modify this letter following the reasonable comments of Purchaser and a form of which is attached hereto as Exhibit I.
     2.6. RISK OF LOSS.
     Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of the Seller (except for loss or damage caused by the Purchaser’s activities on the Site, including MPL activities performed by Purchaser as set out in Section 2.4. (b) (ii) and/or clean-up performed by Purchaser, as set out in Section 2.3(b)). Upon the Closing, risk of loss to the Acquired Assets shall be transferred to the Purchaser except that Seller shall remain solely responsible for any loss or damage to the Acquired Assets from fire, casualty or any other occurrence related to Seller’s Finishing Activities post Closing.
     The Parties acknowledge that if any Acquired Assets are lost or damaged by fire, casualty or any other occurrence the Purchase Price shall be appropriately adjusted, but the Closing shall nonetheless proceed.
     2.7. SCOPE OF THE PARTIES’ RIGHTS.

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     The Purchaser hereby acknowledges and agrees that it will acquire no right, title, or interest whatsoever in any property or assets of the Seller except as explicitly set forth in this Agreement.
SECTION 3
WORKFORCE
     3.1. TRANSFER OF EMPLOYEES
             (a) Parties acknowledge that the rights and obligations of Seller with respect to the Employees referred to in Exhibit G and Exhibit H will at Closing transfer with the Activities to the Purchaser pursuant to the Belgian Collective Bargaining Agreement nr. 32bis on the safeguarding of employees’ rights in event of transfers of undertakings, businesses or parts of businesses (“CBA nr. 32bis”).
             (b) Seller shall be responsible for all costs, expenses and other liabilities arising from or relating to any claims or demands made by Employees, and all liabilities for employee benefits received, earned, accrued or enjoyed, in relation to any period up to and including the Closing Date and shall accordingly indemnify and hold the Purchaser harmless.
             (c) Purchaser shall be responsible for all costs, expenses and other liabilities arising from or relating to any claims or demands made by Employees, and all liabilities for employee benefits received, earned, accrued or enjoyed, in relation to any period following the Closing Date and shall accordingly indemnify and hold the Seller harmless in respect thereto.
             (d) Parties agree that costs in relation to Employees borne by the Seller shall be apportioned such that these costs in relation to Employees accrued, or referable to periods, prior to the Closing Date shall be borne by the Seller and thereafter by the Purchaser. Such costs in relation to Employees shall include, but not be limited to: salaries, wages, expenses, commission, bonuses, overtime pay, 13th month, sick pay, accrued holiday pay entitlement, full financing of applicable benefit schemes, and other emoluments including taxes, social security contributions or other amounts required to be withheld there from or paid in relation to any of the foregoing. Seller and Purchaser shall use all reasonable efforts to draw up and agree a statement of the apportionment, and the balance owing by or between Seller and Purchaser, as soon as practicable and at the latest thirty (30) calendar days after the Closing. Seller shall pay to Purchaser or Purchaser shall pay to Seller, as the case may be, the balance agreed within ten (10) calendar days after agreeing on the statement of the apportionment.
             (e) If for any reason, any Employee listed on Exhibit G or Exhibit H leaves the Seller before the Closing, Seller shall be entitled to fill temporarily the open position(s) until the Closing Date with replacement employees as necessary for its own activities. However, on or after the Closing Date, Purchaser shall have no obligation whatsoever to take over or employ any other person, including any such replacement employees, than the persons listed in Exhibit G and Exhibit H, pursuant to the transaction set out in this Agreement.

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     3.2. REDUNDANCIES
     Seller shall be responsible and shall bear the entire expense for all redundancies, dismissals or lay-off of Seller’s employees who are not listed in Exhibit G or Exhibit H attached hereto.
     3.3. NON-HIRING
          Purchaser agrees not to recruit any employee of Seller to start employment at Purchaser before the Closing Date, except as otherwise expressly agreed in writing between Parties. It is recognized and agreed that Purchaser cannot prevent Seller’s employees to actively solicit or apply for positions open at Purchaser. Hiring by Purchaser of any such Seller’s employee who has solicited or applied for a job at Purchaser shall be permitted and shall not constitute a breach of this Agreement
SECTION 4
REPRESENTATIONS AND WARRANTIES OF SELLER
     The Seller hereby represents and warrants to the Purchaser on the Effective Date that:
     4.1. ORGANIZATION.
     The Seller is a corporation duly organized, validly existing and in good standing under the laws of Belgium. The Seller has all requisite power and authority to own, use and operate all of the Acquired Assets, and to conduct its Activities as currently being conducted.
     4.2. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.
     The Seller has the requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder have been authorized by all requisite action on the part of the Seller. This Agreement has been validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors’ rights generally and to general equitable principles.
     4.3. CONSENTS AND APPROVALS; NO VIOLATIONS.
          (a) Neither the execution and delivery of this Agreement by the Seller, nor the performance by the Seller of its obligations hereunder will: (i) violate the organizational documents of the Seller; (ii) conflict with or result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which the Seller is a party or by which

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the Acquired Assets are bound, or result in the creation or imposition of any Encumbrance upon any of the Acquired Assets (in particular the Asset Purchase Agreement dated 28 September 2000 between Pfizer, Inc. and Philipp Brothers Chemicals, Inc. (predecessor of Phibro Animal Health Corporation) does not contain any obligation that would affect the Acquired Assets); or (iii) violate or conflict with any law, rule, regulation, judgement, order or decree of any court, other than, in the case of clauses (ii) and (iii) above, such as would not, individually or in the aggregate, have a material adverse effect on the Acquired Assets.
          (b) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by the Seller of the transactions contemplated by this Agreement.
     4.4. TITLE TO ASSETS.
     Subject to Section 6.1.7, on the Closing Date Seller shall hold good and marketable title to the Acquired Assets, free and clear of any Encumbrance, except for Permitted Liens. Upon delivery of the Acquired Assets to Purchaser on the Closing Date, Seller shall convey to Purchaser good and marketable title to the Acquired Assets, free and clear of any Encumbrance, except for Permitted Liens.
     4.5. AS IS; WHERE IS.
     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ACQUIRED ASSETS CONVEYED TO PURCHASER HEREUNDER BY SELLER ARE PROVIDED “AS IS” AND “WHERE IS” AND SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT THERETO.
     4.6. BROKERS OR FINDERS.
     The Seller has had no dealings, negotiations or communications, whether in writing or otherwise, with any broker(s), other intermediaries or other person acting pursuant to the Seller’s authority who will be entitled to make any claim against the Purchaser for any commission, finder’s fee or other fee may, in any circumstance or event, be payable in connection with the transactions contemplated by this Agreement.
     4.7. MATERIAL ASSETS RELATED TO ACQUIRED ASSETS.
     To the knowledge of the executive officers of Seller, all material assets which are reasonably related to the Acquired Assets are listed in Exhibit A.
     4.8. SPECIFIC WARRANTIES.
(a) Acquired Assets. To the best of Seller’s knowledge, Seller has operated the Acquired Assets and Activities in all material respects, on the Site in compliance with all applicable laws and regulations and requirements, and under all legally required authorisations and/or permits.

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          (b) Legal action. There is no legal action ongoing or pending or, to the best of Seller’s knowledge, threatened against the Seller related to the Acquired Assets. To the best of Seller’s knowledge, there is no circumstance susceptible of giving rise to a claim for damages or other legal action relating to or involving the Acquired Assets. To the best of Seller’s knowledge, Seller’s activities on the Site or Seller’s operation of the Site are not subject to any investigation from a Governmental Authority and the Seller has received no notification that a similar investigation will be conducted on the Site.
          (c) Employees
               (i) Employees: the only persons assigned to the Activities on the Closing Date are the persons listed in Exhibit G and Exhibit H, save for changes in personnel to which the Purchaser has consented by prior written agreement between the Effective Date and the Closing. On or after the Closing Date, Purchaser shall have no obligation to employ any other person, including the replacement employees referred to in Section 3.1(e), than the persons listed in Exhibits G and H pursuant to the transaction set out in this Agreement.
               (ii) Representative Bodies: the Seller has complied with all applicable regulations in respect of representative bodies, in particular with regard to the establishment of Works Councils, or Health and Safety Committees. Neither the Seller nor Seller’s officers have been investigated or prosecuted for a “delit d’entrave” (impeding the course of the law) or any charge subsequent to a refusal or delay in instituting Works Councils, or Health and Safety Committees.
               No Works Council representative has been appointed to Seller’s board of directors.
               (iii) Collective Bargaining Agreements — Employment contracts: the Seller has respected the terms of all applicable collective bargaining agreements and other agreements and the legal and contractual terms of all its employment contracts. The Seller has complied with all applicable national, sectoral and companies’ Collective Labour Agreement provisions as well as with all applicable fiscal and social security laws, regulations and administrative circulars. It has complied with all legal and statutory requirements of pension schemes and group insurance policies, in particular the group insurance policy concerning health, incapacity and/or death before retirement age. Seller represents and warrants that on the Closing Date, it will have complied will all legal and statutory requirements as to financing of its respective benefit schemes as listed in Schedule 4.8. (c) (iv) hereof, it being in particular understood that :
               (x) the minimum financing requirements of the old age pension built up by Belgian legislation will have been respected, and

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               (y) the pension fund assets that will be transferred from Seller to Purchaser on the Closing Date will not be less than the minimum financing requirements. Any and all of the then existing surplus above the minimum financing requirements will be transferred to Purchaser.
               The correct amounts under this clause will be determined and the necessary adjustments will be made, within ninety (90) days after the Closing Date.
               (iv) Employee Benefits: Except as listed in Schedule 4.8.(c)(iv), there are no extra-legal pension plans, statutory or voluntary profit sharing schemes retirement bonus plans, life or health insurance or other employee benefit schemes of whatever nature in existence or proposed or due to take effect after the Closing Date nor any contractual or moral obligation to create or provide the same. has a right to make a claim for employee benefit arising from past or existing statutory or voluntary profit sharing scheme.
               Seller represents and warrants that any and all benefit schemes applicable comply with any and all applicable rules and legislation on complementary pension schemes (old age, death, disability and medical coverage).
               (v) Indemnities: at the date hereof, the Seller does not owe any amounts to or for the benefit of any person in respect of past service or the termination of the employment contract.
               (vi) Remuneration: Schedule 4.8.(c)(vi) truly and accurately lists the date of birth, date of commencement of continuous employment and protection against dismissal of each Employee and the full remuneration and benefit package to which each Employee is entitled. Except as listed in Schedule 4.8.(c)(vi), there are no agreements or outstanding commitments (other than provided by law, collective labour agreements and/or individual employment contracts) to increase the remuneration of any Employee in the future. Furthermore there have been and there will be no negotiations that are due to take place for any increase in the remuneration or benefits of any of the Employees within a period of twenty-four (24) months after the Closing.
               (vii) Absence: Except as described in Exhibits G and H, as of the Effective Date, no Employee is on secondment, absent on grounds of disability or other long-term leave of absence or in receipt of any benefit pursuant to any permanent health insurance or similar arrangement, on maternity leave or on parental leave.
               (viii) Disputes: None of the Employees has any existing dispute, claim or cause of action against the Seller or will have any dispute, claim or cause of action against Purchaser whose triggering event originates in the employment relationship between these Employees and the Seller prior to the Closing Date nor is bringing or, to the best of Seller’s knowledge, threatening to bring or will bring any proceedings before a court or otherwise, nor are

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there, so far as the Seller is aware, any circumstances in existence likely to give rise to any such dispute, claim or cause of action.
               (ix) Change of control: No Employee will be entitled by reason of this transaction contemplated by this Agreement to any one-off payment, bonus or to terminate his/her employment.
               (x) Terms of employment: No proposal, assurance or commitment has been communicated to any Employee regarding any change to his terms of employment or working conditions.
               (xii) No special advantages: None of the Employees listed in Exhibits G or H benefits from provisions in the event of dismissal or removal from office which would oblige the Seller to pay amounts (i) exceeding those amounts provided pursuant to law and applicable collective agreements or (ii) due pursuant to a “Golden Parachute” clause. None of the Employees has the right to a pension or other advantage at the time of retirement which exceeds that which is provided under law, applicable collective agreements, and company pension plans.
               (xiii) The Seller has not, in the past twelve months, given to or received from any Employee notice of termination of employment.
          (d) Insurance
          The Seller is up to date with respect to the payment of the premiums due for insurance policies related to the Acquired Assets which are in full force and effect, and has infringed no provision of said policies which could prejudice any claim. There are no outstanding claims made by the Seller under any of the insurance policies related to the Acquired Assets.
          (e) Health, Safety, Environment and Planning
               (i) General representations and warranties.
               The Purchaser acknowledges that, prior to the date of signature hereof, both itself and its advisers have had access to certain health, safety, planning and environmental information related to the Seller, the Activities and the Acquired Assets in the context of the due diligence performed in respect of documentation and information made available by the Seller to the Purchaser, as well as through various discussions with the Seller’s main executives, the Seller’s statutory auditors and visits to the Seller’s Site, without having conducted an audit on Site.
               The Purchaser considers that such information, if fairly disclosed by Seller, is satisfactory to take its decision to purchase the Activities and all of the Acquired Assets.
               The Seller hereby declares that at the Effective Date and until the Closing Date:

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               (1) to the best of Seller’s knowledge, for both the Activities and Acquired Assets, the Seller respects and materially complies with all health, safety, planning and environmental protection and regulations and standards applicable at the Closing Date, and has all necessary material permits and authorisations and has completed all formalities as required with regards to all health, safety, planning and environmental protection and regulations and standards applicable at the date of the transfer.
               (2) the environmental audits that have been conducted from 1992 till 2001 do not reveal any significant detrimental findings in respect to the Site, Activities or Acquired Assets; the Seller has carried out no environmental audit of its facilities and its site since 2001 (other than cross-site audits with Purchaser).
               (3) for both the Activities and the Acquired Assets, the Seller has all necessary permits and authorisations related to town planning (urbanisme) except for (i) the buildings P4, P5 and H5 which Purchaser intends to demolish (ii) building H29 which Purchaser intends to move and (iii) buildings P11 and H31 for which the Seller shall use its best efforts, with the collaboration from Purchaser, to obtain permits before the Closing pursuant to Section 2.4. (b)(v), and has completed all formalities as required with regard to such authorisations and permits. Said authorisations and permits have been lawfully issued and are valid.
               (4) the Seller has received no notification from Governmental Authorities concerning any infringement of applicable environmental protection regulations and standards or involving its liability with regard to any environmental pollution or damage.
               (5) the Seller declares that the legal inspections made in respect of health, safety, environmental and planning matters relating to the Site, Activities and Acquired Assets do not reveal any significant detrimental findings in respect to the Site, Activities or Acquired Assets.
               (6) the Seller is concerned by no legal action or decision concerning health, safety, environmental and planning matters which has an adverse effect on permits and authorisations for the Activities and Acquired Assets
               (i) Special representations and warranties — Incidents
                    (1) The Seller declares that to his knowledge there have been no operating incidents or other major events concerning the facilities mentioned above.
                    (2) The Seller declares that to his knowledge there has been no pollution or risk of pollution of the soil or sub-soil or the water table, except for two (2) accidental discharges of MIBK that have occurred in April 1999 and April 2004 and the soil pollution well known to the Purchaser which is currently under remediation by the Purchaser.
          (f) Equipment/Installations

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The Seller declares that all inspections in respect of equipment and installations, included in the Acquired Assets, which are subject to acceptance by official bodies, have been carried out in compliance with legal requirements and that there is no report of non-conformity which would prevent Purchaser from using Seller’s equipment and installations.
          (g) PCB/PCT
The Seller declares that all PCB/PCT have been professionally eliminated from the facilities of the Seller in accordance with the Decree of the Walloon government of 25 March 1999 on the elimination of PCB/PCT.
          (h) Use and future extensions of Site/Acquired Assets/Activities
The Seller declares that it has not made any arrangements or has entered into any agreements with any third parties or Governmental Authorities at federal, regional and/or local levels, which limit the use of the Site and the Acquired Assets and the conduct of the Activities.
In particular, the Seller declares that it is not aware of, and has not agreed with any third parties or Governmental Authorities whether federal, regional or local, to any limitation to possible future extensions of the Site, Acquired Assets and Activities.
          (i) Intellectual Property rights
The Seller declares that it does not control any intellectual property rights which are relevant to the operations and activities, including the Activities, which Purchaser will carry out with the Acquired Assets.
SECTION 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     The Purchaser hereby represents and warrants to the Seller that on the Effective Date:
     5.1. ORGANIZATION.
     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Belgium. The Purchaser has all requisite power and authority to own, lease and operate its properties and to conduct its business ls now being conducted.
     5.2. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.
     The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been authorized by all requisite action on the part of the Purchaser. This Agreement has been validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium,

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reorganization or similar laws affecting creditors’ rights generally and to general equitable principles.
     5.3. CONSENTS AND APPROVALS; NO VIOLATIONS.
          (a) Neither the execution and delivery of this Agreement by the Purchaser nor the performance by the Purchaser of its obligations hereunder will: (i) violate the certificate of formation, operating agreement or other organizational document of the Purchaser; (ii) conflict with or result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which the Purchaser or any of its Affiliates is a party or by which any of its or their properties or assets are bound; or (iii) violate or conflict with any law, rule, regulation, judgement, order or decree.
          (b) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.
SECTION 6
WARRANTIES — INDEMNIFICATION
     6.1. WARRANTIES
     The Seller hereby represents and warrants that all the Warranties given by it in this Agreement are true, complete and accurate as of the date hereof, subject only to the disclosure exceptions expressly mentioned in this Agreement and its Sections and Exhibits.
     It is expressly agreed between Parties that information disclosed in the context of the due diligence shall be considered as appropriate disclosure for the purposes of releasing Seller’s liability pursuant to the representations and warranties given by the Seller in Section 4 of this Agreement, only if such information is fairly disclosed.
     It is expressly agreed between Parties that the Seller may not be released from any liability under the representations and warranties of Section 4 of this Agreement by the oral information disclosed to Purchaser and/or its counsels prior to the Closing Date (including the oral information collected during the due diligence mentioned in the above paragraph).
     6.1.1 The Purchaser acknowledges that, prior to the Effective Date, both itself and its advisers have had access to certain technical, financial, legal, tax, commercial and accounting information related to the Seller, as well as through various discussions with the Seller’s main executives, the statutory auditors and visits to the Site. The Purchaser considers that such information is satisfactory to take its decision to purchase the Acquired Assets.
     6.1.2 The Seller shall be liable to the Purchaser in accordance with the terms of the Warranties set forth in Section 4 and this Section 6. The Purchaser shall be entitled to notify a

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claim to, and to actively enforce such claim against, the Seller for any misrepresentation and/or material breach of the Warranties as set forth in Section 4 or Section 6 by Seller and for the entire amount of such claim, subject to Section 6 and the limitations set forth in Section 7.
     6.1.3. Each Warranty is given independently from and shall not be limited by reference to any of the other Warranties; one and the same prejudice shall however only be indemnified once under the terms hereof.
     6.1.4. The Seller shall as soon as possible and, in any event, within (15) days from the occurrence of such event, disclose to the Purchaser in writing any matter which becomes known to the Seller after the execution hereof which is or could reasonably be expected to constitute a breach of the Warranties or affect the accuracy thereof.
     6.1.5 Subject to the limitations set out in Section 7 of this Agreement, the Seller undertakes to indemnify the Purchaser for any costs, expenses, damages, claims or losses (including increase of liabilities or decrease of value of assets) incurred by the Purchaser which directly results from:
     (a) a misrepresentation and/or material breach of any of the Warranties as set forth in Section 4 or this Section 6 (a “Loss”). (b) the fact that Seller has not obtained the consent from its bondholders and banks and/or has not obtained the lifting of the mortgage on the Acquired Assets as referred to in Section 4.3. and Section 4.4. above; or
     6.1.6. * Omitted pursuant to our request for confidential treatment.
     6.1.7. If at Closing the Mortgage is not lifted the Seller undertakes to indemnify and keep indemnified Purchaser.
     6.2. NOTIFICATION OF CLAIMS, PAYMENT OF CLAIMS AND WARRANTIES

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          6.2.1 Upon the Purchaser becoming aware of any Loss which may give right to a claim, the Purchaser shall, within a maximum period of sixty (60) days notify the Seller in writing (as indicated in Section 12.1 of this Agreement) of the details of the claim, including the Purchaser’s best estimate of the amount of the claim, as well as any documents justifying Purchaser’s claim (“Claim Notification”).
               Within thirty (30) days of receipt of a Claim Notification, the Seller shall notify the Purchaser of its acceptance or rejection of the claim or make an offer to settle (“Seller Position Notification”).
               In the event that, within such thirty (30) day period from the date of the Claim Notification the Seller should fail to notify its position to the Purchaser, or should notify its acceptance of the claim, or should the Purchaser accept the proposed settlement, the claim shall be payable in accordance with Section 6.2.2 of this Agreement.
               Should the Seller notify the Purchaser within such thirty (30) day period from the date of the Claim Notification that it rejects the claim or should the Purchaser reject the proposed settlement, the claim shall be (i) dealt with under the expert procedure set forth in article 6.4 if the Purchaser and the Seller agree that the dispute concerns the valuation either of the prejudice or of the indemnity, or (ii) in all other cases, referred to the Commercial Court of Nivelles.
          6.2.2. In the absence of any dispute in respect of a claim, the payment of any amounts owed by the Seller to the Purchaser under any such claim shall be made within fifteen (15) days from receipt of the Seller Position Notification to the Purchaser and within thirty (30) days of the date of the Claim Notification if the Seller fails to serve a Seller Position Notification in accordance with Article 6.1.1 of this Agreement; such payment shall be made in accordance with Section 6.2.4 hereafter.
          6.2.3. In the event of a dispute between the Seller and the Purchaser in respect of any claim, the payment of any amounts owed by the Seller to the Purchaser under any such claim shall be made within fifteen (15) days from the notification by the Purchaser of any of the following events, and in accordance with the provisions of:
•	a full and final out of court settlement with respect to the claims ;

•	a final and unappealable court order ;

•	an expert decision, binding the Seller and the Purchaser, in accordance with the provisions of Section 6.4 herein.
     Such payment shall be made in accordance with Section 6.2.4. hereafter.
          6.2.4. In the event of any amounts become due by the Seller to the Purchaser pursuant to this Section (the “Due Indemnity”), the following payment rules shall apply within the limitation period mentioned in Section 7.4 hereafter:

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          (i) firstly, the Purchaser shall set-off the Due Indemnity (but only to the extent that it relates to amounts due under Section 6.1.6) against the Purchase Price if not yet paid (or part of the Purchase Price) but only in respect of two million six hundred thousand Euro (EUR 2,6 million), then
          (ii) secondly, the Purchaser shall be entitled to draw the remaining amount due by the Seller of the Due Indemnity from the Company Guarantee under the terms of the attached Company Guarantee in Schedule 6.3, then
          (iii) thirdly, the Seller shall be bound to pay the difference, if any, between the portion of the Due Indemnity and the amounts charged against the previous part incumbent upon him pursuant to the paragraphs (i) and (ii) above.
     6.3. GUARANTEE OF PAYMENTS UNDER THE WARRANTIES
     To secure the performance of obligations made by the Seller to the Purchaser, Phibro Animal Health Corporation, a New York corporation which is the ultimate parent company of Seller, has issued in favour of the Purchaser a first demand Company Guarantee attached hereto as Schedule 6.3.
     This Company Guarantee is not a substitution for all other rights or actions available to the Purchaser arising under this Agreement, this Company Guarantee being an integral part thereof.
     The Seller’s obligations under this Agreement shall survive expiry of the above mentioned Company Guarantee and shall subsist until expiry of the deadlines set forth in this Agreement.
     6.4. DISPUTES CONCERNING THE AMOUNT OF THE CLAIM
     In the event of any disagreement concerning the valuation of the Seller’s liability for a claim, or the amount of the indemnity to be paid to the Purchaser, and if the Purchaser and the Seller agree that the dispute concerns solely such valuation of liability or amount of indemnity, the Parties agree to submit the matter to a third party expert appointed by mutual agreement and, in case of disagreement, appointed by the President of the Institute of Certified Accountants (Institut des Reviseurs d’Entreprise) at the request of the most diligent party.
     The Party initiating the action shall refer the matter and the expert shall furnish its opinion within sixty (60) days of referral in a written report sent by registered letter with acknowledgement of receipt to the Purchaser and the Seller.
     Fees charged by the expert shall be shared equally between the Seller and the Purchaser.

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SECTION 7
LIMITATIONS TO WARRANTIES
Any liability of the Seller for any claims for Losses, and any obligation of the Seller to indemnify the Purchaser pursuant to Section 6 shall be subject to the limitations of this Section 7:
     7.1. DURATION OF THE WARRANTIES
     The Seller shall not be liable in respect of any claims for Losses for which a Claim Notification is notified by the Purchaser:
     (a) after 3 (three) years from the Closing Date; or
     (b) if the claim relates to tax or social matters after three (3) years from the Closing Date or after the end of a period of thirty (30) days following expiry of the relevant statute of limitations applicable to the claim, whichever is later.
     7.2. EXCESS
     It is agreed that the Seller shall not be liable for any claims for Losses unless:
          (a) The amount of each individual claim (which expression shall be deemed to include any series of claims arising out of the same event or circumstance) exceeds Thirty Five Thousand Euros (E 35,000); and,
          (b) The aggregate amount of all individual claims in excess of this amount of Thirty Five Thousand Euros (E 35,000) (which expression shall be deemed to include any series of claims arising out of the same event or circumstance) exceeds Hundred Twenty Five Thousand Euros (E 125,000), it being stipulated that if such aggregate amount is above this threshold, the Seller shall indemnify the Purchaser for the entire amount of the claim or claims as from the first Euro.
     7.3. LIMITATION
          The amounts payable by Seller for claims for Losses shall be limited to an aggregate amount of 6,200,000 EUR which aggregate amount shall automatically reduce and decline by the amount of any payment made to Purchaser in respect of obligations of Seller under this Agreement, it being understood, however, that such aggregate amount shall not reduce and decline by the amount of the clean-up and demolition costs payable by Seller to Purchaser pursuant to Section 2.3.(b) of this Agreement. For the avoidance of doubt, the indemnity provided for in Section 6.1.6 if Purchaser is taking over more than eighty-eight (88) employees is not subject to the limitation of this Section 7.3.

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     7.4. THIRD PARTY CLAIMS
     In the event that a third party should, after the Closing, assert a claim or threaten to assert a claim against the Purchaser which is likely to give rise to a claim by the Purchaser against the Seller for Losses:
          (a) The Purchaser shall notify such Third Party Claim to the Seller as soon as practicable and at the latest within sixty (60) days from the date of receipt of the Third Party Claim or the threat of Third Party Claim by the Purchaser, giving details of the claim and Purchaser’s best estimate of the amount of the Loss, which estimate is not binding upon the Purchaser.
          (b) The Purchaser shall consult with the Seller as to the handling of any Third Party Claim. Notwithstanding Section 7.4.(a) above, in the event that the Seller and the Purchaser do not agree on whether a given Third Party Claim should be settled or defended, the ultimate decision shall rest with the Purchaser notwithstanding any claim for Losses which the Purchaser could make in that respect against the Seller;
          In this event, Purchaser may continue any proceedings at its own cost, in which case any indemnity due by the Seller for Losses shall be limited to the lower of the two following amounts:
               (i) the amount of the prejudice calculated as if the Third Party Claim had been settled through an agreement offered and/or accepted by the Third Party.
               (ii) the amount of the prejudice actually suffered by Purchaser, as shown through a final judgement concerning the Third Party Claim.
          (c) Should the Seller decide to join in the defense of a Third Party Claim, the Purchaser shall ensure that the Seller has full access to the information and documents required or desirable to understand the claims made against the Purchaser and shall consult with the Seller and take into account the Seller’s reasonable views before making any decision in respect of the defense or settlement of the Third Party Claim;
          (d) The Seller, inasmuch as it shall have control of any evidence or information material to the defense against the Third Party Claim, shall fully disclose and deliver to the Purchaser any such evidence or information.
     7.5. SET-OFF — PREJUDICE NOT GIVING ENTITLEMENT TO INDEMNIFICATION
          (a) If the Seller indemnifies the Purchaser under a claim for Losses and if the Purchaser later receives from a third party any amount in relation to such claim, the Purchaser shall reimburse within fifteen (15) days to the Seller the amount received (principal, interest and other) from such third party to the extent of the amount paid by the Seller to the Purchaser, after deduction of costs made by the Purchaser in order to collect this amount, it being understood that

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the costs which can be deducted by the Purchaser are limited to five percent (5%) of the amount paid by the Seller to the Purchaser.
          (b) The following shall not be treated as a prejudice giving rise to a claim for Losses: deficiency notices issued by the tax, social or customs authorities which concern a simple timing difference for the payment of mandatory contributions, for example readjustments concerning depreciation or provisions or concerning tax provisions for deferred taxation, excluding any connected penalties, surcharges and late payment interest.
     7.6. EXCLUSION OF LIMITATIONS
     No limitations on the Seller’s liability contained in this Agreement shall apply to:
          (a) any claim for breach of Warranty or for breach of any other provision of this Agreement which (or the delay on discovery of which) is the result of deliberate misstatement or fraud of the Seller; or
          (b) any claim for breach of Warranty or for breach of any other provision of this Agreement relating to Employees, or the indemnifications payable by Seller as referred to in Section 6.1.6.
     Subject to the foregoing, for the avoidance of doubt, any claims for Losses relating to a Third Party Claim shall be subject to the limitations of Sections 7.1 through 7.3.
SECTION 8
COVENANTS
     8.1. TRANSFER TAXES.
     The Purchaser shall pay any stamp, documentary, registration transfer or similar tax (a “Transfer Tax”) imposed under applicable law in connection with the transactions described in Section 2 hereof. The Purchaser shall also pay all legal costs and notary fees (other than Seller’s legal costs) in connection with such transactions. The Seller and the Purchaser shall cooperate to prepare and timely file any tax returns required to be filed in connection with Transfer Taxes described in the preceding sentence.
     8.2. FURTHER ASSURANCES.
     Each Party shall from time to time after the Closing take such other action pnd, without consideration, execute and deliver such further instruments as may be reasonably requested by the other Party to make effective the transactions contemplated by this Agreement. Each Party shall use all commercially reasonable efforts to consummate the transactions contemplated hereby as promptly as practicable.

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     8.3. NON-COMPETITION.
          (a) For a period of ten (10) years from the Closing Date, the Purchaser or its subsidiaries or affiliates shall not manufacture or market, directly or indirectly, anywhere in the world any products which compete with Viginiamycin or with any other products manufactured on the Site.
          (b) For a period of ten (10) years from the date of the signature hereof, the Seller or its subsidiaries or affiliates will not carry out any activities or assume any responsibilities with respect to the production of MPL, and shall not develop, conduct, or form any business concerned with the process development or manufacturing of MPL or other adjuvants in competition with the Purchaser’s activities unless agreed to by Purchaser.
     8.4 LICENSING OF THE INTELLECTUAL PROPERTY; CONFIDENTIALITY
     The Parties agree that it is the intent of the Agreement to exclude all Intellectual Property relating to Virginiamycin and other products manufactured at the site by Seller which are Excluded Assets. However, to the extent that any Intellectual Property related to Virginiamycin or other products manufactured at the site by Seller is transferred to the Purchaser as part of the Acquired Assets, the Purchaser hereby licenses such Intellectual Property to the Seller on an exclusive, even as to the Purchaser, world-wide, royalty-free and perpetual basis. In addition, the Purchaser will, and will cause its subsidiaries and affiliates to, keep all information related to both the excluded Intellectual Property and any Intellectual Property licensed pursuant to this Section, confidential.
     8.5. REMOVAL OF ASSETS
     Subject to Section 8.9, the Parties agree that the Seller will have up to and including six (6) months after Closing (i) to move all of the Excluded Assets listed in Exhibit B, off the Site, and (ii) to terminate all maintenance contracts related to the Excluded Assets and/or the Acquired Assets (if applicable) pursuant to Section 2.4 (e).
     The Seller shall ensure that the removal of the Excluded Assets of the Site after Closing will not affect the on-going activities of the Purchaser on the Site
     8.6. INFORMATION — REPORTS
     Seller will inform and keep Purchaser informed in reasonable detail until the Closing Date of all actions undertaken by and against Seller in respect of its rights and obligations under this Agreement, and in particular, but not limited to, (i) the preparations in respect of the transfer of the Site, Activities and Acquired Assets to Purchaser on Closing Date and (ii) the status of completion and execution of the collective dismissal of Seller’s employees as announced to Seller’s work’s council on 17 November 2004, and the Seller shall in this respect provide to Purchaser such information as Purchaser may reasonably request from time to time.

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     8.7. PRESS RELEASES
     Any press release or public announcement regarding the transaction contemplated herein shall be subject to the prior written consent of both Parties, and, unless otherwise specified by the Purchaser, shall be made jointly by the Parties.
     8.8. MATERNITY LEAVE/PARENTAL LEAVE
     Seller undertakes not to grant up and until the Closing Date additional extra-legal benefits in respect of maternity leave or parental leave to Employees as a result of which the costs related to such maternity leave/parental leave granted to Employees would be increased after the Effective Date.
     8.9. BUILDING 3 (GRANULATION PROCESS)
     The Seller undertakes to clean, empty of all raw materials and have the Decommissioning of Building 3 completed by no later than December 31st, 2006.
SECTION 9
CONDITIONS
     9.1. CONDITIONS TO EACH PARTY’S OBLIGATIONS.
     The respective obligations of each Party to effect the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of the following condition:
     There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.
     9.2. CONDITIONS TO OBLIGATIONS OF THE PURCHASER.
     The obligation of the Purchaser to effect the Closing shall be further subject to the satisfaction or waiver by the Purchaser at or prior to the Closing of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Seller made in this Agreement, except for the representation and warranty made by Seller in Section 4.8.(c)(vii)(Absence) in respect of maternity leave which shall only be made by Seller on the Effective date, shall be repeated by Seller on the Closing Date and shall be materially true and correct as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure to be so true and correct would not have a material adverse effect on the transactions contemplated hereby.

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          (b) Obligations and Covenants. The Seller shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Seller under this Agreement by the time of the Closing.
          (c) Seller shall have fully executed and completed the collective dismissal for technical and economical reasons of 52 of its employees as announced to Seller’s work’s council on 17 November 2004 as a result of which the only persons assigned to the Activities on the Closing Date are the * Omitted pursuant to our request for confidential treatment Employees referred to in Exhibit G and Exhibit H.
          (d) The Seller shall have delivered to Purchaser a declaration from the Social Secretariat that there are no outstanding amounts due by the Seller in respect of the Employees.
          (e) The Seller shall have cleaned and emptied the Acquired Assets of all raw materials, and completed the Decommissioning thereof, unless otherwise indicated by Purchaser, according to criteria set and other conditions to be agreed upfront between the Parties, with the exception of Building 3 which building the Seller shall have decommissioned, cleaned, and emptied of all raw materials by no later than December 31st, 2006.
          (f) Seller shall have obtained all consents from bondholders and banks and shall have lifted the Mortgage subject to Article 6.1.7.
     9.3. CONDITIONS TO OBLIGATIONS OF THE SELLER.
     The obligation of the Seller to effect the Closing shall be further subject to the satisfaction or waiver by the Seller at or prior to the Closing of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Purchaser made in this Agreement shall be materially true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly related to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) except where the failure to be so true and correct would not have a material adverse effect on the transactions contemplated hereby.
          (b) Obligations and Covenants. The Purchaser shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Purchaser under this Agreement by the time of the Closing.

CONFIDENTIAL
16-12-2004
SECTION 10
AMENDMENTS
     10.1. AMENDMENTS, ETC.
     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.
SECTION 11
TERMINATION
     11.1. TERMINATION PRIOR TO THE CLOSING.
     This Agreement may be terminated at any time prior to the Closing:
          (a) by mutual written consent of the Parties;
          (b) by either Party notifying the other Party if a Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action that permanently restrains, enjoins, or otherwise prohibits the transactions contemplated by this Agreement and such injunction, order, decree, ruling or other actions shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have taken any action, or failed to take any action, that would cause it to be in breach of any of its agreements, representations, warranties or covenants set forth in this Agreement;
     11.2. EFFECTIVENESS AND EFFECTS OF TERMINATION.
     The termination of this Agreement in accordance with Section 11.1(a) or (b) shall be effective upon notice of such termination being given by the terminating Party to the other Party. Following such termination of this Agreement:
          (a) The Parties shall have no further liability hereunder except that each Party shall remain liable to the other for any material breach by it of this Agreement;
          (b) All contracts, rights, licenses, obligations, agreements, understandings and letters of intent to which the Parties were a party at any time prior to the Effective Date (“Prior Rights”) shall remain in whatever force and effect such contracts, agreements, understandings

CONFIDENTIAL
16-12-2004
and letters of intent were prior to the Effective Date, without giving effect to the execution and subsequent termination of this Agreement, or the negotiations and course of conduct of the Parties in connection therewith. Furthermore, neither Party shall be prejudiced, nor any Prior Rights such Persons may have be diminished, altered or terminated, in any way by the execution and subsequent termination of this Agreement and the negotiations and course of conduct of the Parties and their Affiliates in connection therewith;
          (c) Sections 12.5, 12.7 and 12.12 shall survive any such termination; and
          (d) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights, claims or amounts owed that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.
SECTION 12
MISCELLANEOUS
     12.1. NOTICES.
     Any notice required or permitted under this Agreement shall be sent by certified mail, return receipt requested, postage pre-paid, or by facsimile with answer back to the following addresses of the Parties:
If to Seller:
Phibro Animal Health U.S., Inc.,
65 Challenger Road
3rd Floor
Ridgefield Park
NJ 07660
UNITED STATES OF AMERICA
Attention: President
and copy to:
Phibro Animal Health Corporation
65 Challenger Road
3rd Floor
Ridgefield Park
NJ 07660
UNITED STATES OF AMERICA
Attention: General Counsel

CONFIDENTIAL
16-12-2004
     If to Purchaser:
     GlaxoSmithKline Biologicals S.A.
     rue de L’Institut 89
     1330 Rixensart
     BELGIUM
     Attention: Jean Stephenne, President, General Manager
     Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed.
     12.2. DESCRIPTIVE HEADINGS.
     The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     12.3. COUNTERPARTS.
     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.
     12.4. ENTIRE AGREEMENT.
     This Agreement, entered into as of the date first written above, including the Exhibits and Schedules (which are incorporated in this Agreement by this reference and are made part hereof), constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous writings and understandings relating to the subject matter hereof, including the Letter of Intent signed on 19 August 2004 by the Purchaser. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement pursuant to the terms of Section 10.1.
     12.5. FEES AND EXPENSES.
     Subject to Section 8.1, regardless of whether or not the transactions contemplated by this Agreement are consummated, except as otherwise provided herein each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.
     12.6. INDEPENDENT CONTRACTORS.
     Nothing contained in this Agreement shall be deemed to constitute a partnership or joint venture between the Seller and the Purchaser, or to constitute one as the agent of the other. The Seller and the Purchaser shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either Party the power or authority, express or implied, to act for, bind, or commit the other Party.

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16-12-2004
     12.7. GOVERNING LAW.
     This Agreement shall be deemed to have been made in Belgium and its form, execution, validity, construction and effect shall be determined in accordance with the laws of Belgium without regard to its conflict of laws principles.
     12.8. SPECIFIC PERFORMANCE.
     The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.
     12.9. ASSIGNMENT.
     This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, provided, however, that the Purchaser may assign its rights under this Agreement to any Affiliate without the consent of the Seller; provided, that such assignment shall not be deemed to release the Purchaser from its obligations hereunder. Any attempted assignment in violation of this Section 12.9 shall be void.
     12.10. SUCCESSORS AND ASSIGNS.
     This Agreement, including all obligations hereunder, shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns pursuant to this Agreement.
     12.11. SEVERABILITY
     In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section 12.11, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.
     12.12. COMPETENT COURTS
     Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, invalidity, or existence thereof (a “Dispute”), shall be referred to the Belgian Courts (Commercial Court of Nivelles).

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[THE NEXT PAGE IS THE SIGNATURE PAGE.]

CONFIDENTIAL
16-12-2004
     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above in two original copies.

PHIBRO ANIMAL HEALTH SA.
By:	/s/ Jack C. Bendheim
Name:	Jack C. Bendheim
Title:	President

GLAXOSMITHKLINE BIOLOGICALS S.A.
By:	/s/ Jean Stephenne
Name:	Jean Stephenne
Title:	President, General Manager

By:	/s/ Jean-Pierre Suin
Name:	Jean-Pierre Suin
Title:	Vice President Finance & Management Services

TABLE OF CONTENT

EXHIBITS

Exhibit A	Acquired Assets
Exhibit B	Excluded Assets
Exhibit C	Site Plan
Exhibit D	Letter Agreement dated September 28, 2000 between Pfizer
Inc., Pfizer Animal Health S.A, Philipp Brothers Chemicals,
Inc. SmithKline Beecham plc and SmithKline Beecham
Biologicals S.A
Exhibit E	List of Buildings Purchaser intends to clean-up
Exhibit F	“TP05 Facilities Decommissioning Process — GMS Technological
Processes”
Exhibit G	List of Employees
Exhibit H	List of Employees — Managers
Exhibit I	Notification Letter to Environmental Authorities
Exhibit J	Intellectual Property

SCHEDULES

Schedule 2.4	FTE rate for Finishing Activities
Schedule 2.4(b)(ii)	Drawings
Schedule 2.4(e)	List of Maintenance Contracts related to the Acquired Assets
Schedule 4.8(c)(iv)	Employee Benefits
Schedule 4.8(c)(vi)	Remuneration
Schedule 6.1.6	Indemnification for Additional Employees Taken Over by
Purchaser
Schedule 6.3	Guarantee

EXHIBIT A
ACQUIRED ASSETS
TABLE OF CONTENT
1.	Inventory list of movable Lab equipment in Bldg 1 and Bldg 2

2.	Inventory list of Offices material in buildings 1, 2, 3, 11 and 30

3.	Forklift (1 page)

4.	Inventory of Storages tanks (1 page)

5.	Inventory of electronic drawings (76 pages)

6.	Buildings 1 and 1A: main assets list and layout plan

7.	Building 2: main assets list and layout plan

8.	Building 3 (including H27): main assets list and layout plan

9.	Building 4: main assets list and layout plan

10.	Building 6: main assets list and layout plan

11.	Building 11: main assets list and layout plan indicating machines & tools location

EXHIBIT A
ACQUIRED ASSETS (CONTINUED)
ANALYTICAL EQUIPMENT
Equipment and associated devices relating to MPL Development work
a.	HPLC UV detector (1 chain)

b.	One Gas Chromatography

c.	One glassware machine

d.	Two Trebuchet weighing scales

e.	Two Water-baths

f.	One_Sonication bath

g.	One freeze -15degrees C

h.	Two vacuum ovens

i.	One Karl Fisher titration system

j.	Glassware materials
ALL HARDWARE LINKED TO MPL DEVELOPMENT WORK

EXHIBIT B
EXCLUDED ASSETS
This list is not a detailed list but a simplified list.
1.	IP and Know-how relating to Virginiamycin / Semduramicin manufacturing process technology

2.	All over the Seller’s site
a.	All office Personnel Computers, Printers and related equipment (cables, scanners, beamers, Citrix station,...

b.	All Servers and related equipment

c.	All software related to the above points a and b, among others LIMS, GreatPlains and MAPS
Except all IT equipment (Server, PC, Screen,...) enabling standard running operations (Cerberus, Utilities, ...) which are part of the Acquired Assets.
3.	Building 1 and Building 2
a.	Analytical equipment, such as pHmeter, HPLC, GC, FIA, Atomic Absorption analyzer, ...and IT related associated devices

b.	Movable Laminar hoods

c.	Centrifuges

d.	Ovens

e.	Glassware washing machine

f.	Strain selection equipment, such as NIR robot, Genesis, ...

g.	Strain storage equipment

h.	Shakers

i.	Freezers

j.	Glassware
Except equipment and associated devices relating to MPL Development work listed in Exhibit A under “Analytical Equipment”.
4.	Building 1A and 1A1
a.	GL reactors (1.9 and 4.0 m(3))

b.	SS reactor of 2.0 m(3)

c.	Centrifuge Heine 200 kg

d.	Rotative dryers
5.	Building 3

a.	Micro and pilot fermenters and associated equipment (autoclave, pumps, shakers, freezers, centrifuges, weighing scales,....) located in room # 3109

b.	Olsa Evaporators (EV3001, EV 3002, EV 3003) located in room # 3200 including all instrumentation, regulation, PLC system and all related supervision system and equipment

c.	Ortmans 7 and 8

d.	Stafac production equipment, including AZO hoper, Nauta mixer, granulation machine, Bassano dryer, grinder, Ribbon blender, bags filter (AAF), packing system for boxes and big bags and all related ancillary devices, like piping, pumps, silos, weighing scales, PLC supervision,...

e.	Niro Spray Dryer (located in H27)
6.	Building 4
a.	Centrifuges (S 4021, S 4022, S 4023, S 4024) located in B 4.1, B 4.2 & B 4.5

b.	Dryers (DR 4021, DR 4022, DR 4023, DR 4024) located in B 4.1, B 4.2 & B 4.5

c.	Funda and Sparklers

d.	Precipitation Vessels 1, 2, 3 and 4

e.	Stripping columns (C 4611A, C 4611B) located in B 4.0 & B 4.3

f.	Distillation column (D 4201)

g.	Herman Evaporators (C 4010A and C 4010B)
Including all instrumentation, regulation, PLC system and all related supervision systems and equipments
7.	Pavillon 11- offices materials from rooms # 11.125 + 11.126
a.	5 desks

b.	5 desks-chairs

c.	8 storage cabinets (2 m high)

d.	5 storage cabinets (1 m high)

e.	1 table & 7 chairs

EXHIBIT C
SITE PLAN

Area to be cleaned-up
Admin.
To be kept
Entry
To be kept
Power Plant – To be kept
Area to be cleaned-up
Future MPL facility
NORTH
E
W
S
QC
To be kept
Solvents park
To be kept

EXHIBIT D
LETTER AGREEMENT DATED SEPTEMBER 28, 2000 BETWEEN PFIZER INC., PFIZER ANIMAL
HEATH S.A, PHILIPP BROTHERS CHEMICALS, INC. SMITHKLINE BEECHAM PLC AND
SMITHKLINE BEECHAM BIOLOGICALS S.A

[On Pfizer Inc. Letterhead]
September 28, 2000
Phillip Brothers Chemicals, Inc.
One Parker Plaza
Fort Lee, New Jersey 07024
     Re: Sale of Medicated Feed Additives Products
Gentlemen:
We refer to an Asset Purchase Agreement among Pfizer, Inc. the Asset Selling Corporations named therein (hereinafter collectively called “Pfizer”) and Philipp Brothers Chemicals, Inc. (“PBCI”) (the “APA”) dated the same date as this letter agreement. This letter agreement is being entered into in connection with, and as a condition of PBCI’s execution of the APA.
We also refer to a Stock and Asset Purchase Agreement between SmithKline Beecham plc (“SB”) and Pfizer Inc. dated as of November 23, 1994 (the “SAPA”), and to the Rixensart Site Agreement between SmithKline Beecham Biologicals S.A. (“SBB”) and SmithKline Beecham Animal Health S.A. (in the process of changing its name to Pfizer Animal Health S.A, “PAH”) dated as of January 19, 1995 (the “Rixensart Site Agreement”) and a Notarial Deed covering Vente Immeubles (Sale of Real Estate) dated February 8, 1995 documenting the sale of a biologicals production facility in Rixensart, Belgium (hereinafter called the “Rixensart Site”) from SBB to PAH (the “Contract of Sale”), both of which documents were entered into as part of the closing under and to implement the SAPA. We also refer to a Settlement Agreement dated November 12, 1999 between Pfizer and SB; letter agreements dated July 13, 1998, October 23, 1998 and March 13, 2000 between Pfizer and SB; a letter dated 24th January 2000 from SB to Pfizer, and to a letter dated January 17, 2000 from Pfizer to SB (hereinafter collectively called the “Remediation Agreements”) which refer to SB’s agreement to remediate soil and groundwater contamination for which a claim was made by Pfizer in its July 14th 1997 letter to SB pursuant to Section 7.3 of the SAPA.
1.	Pfizer and PAH hereby assign to PBCI or its designee, all of Pfizer’s and PAH’s rights and obligations under the SAPA to the extent that said rights and obligations relate to assets that are the subject of the APA, and PBCI hereby accepts such assignment of rights and obligations thereunder, all of the foregoing to be effective upon the closing of the APA.

2.	PAH hereby assigns to PBCI or its designees all of its rights and obligations under the Rixensart Site Agreement and the “Remediation Agreements,” and PBCI hereby accepts such assignment of rights and obligations and agrees to perform all those obligations of Pfizer under said agreements, all of the foregoing to be effective upon the closing of the APA. Notwithstanding the foregoing, it is explicitly agreed that PBCI is not succeeding to any default in performance by Pfizer under said agreements.

3.	Pfizer and PAH hereby (i) represent and warranty that each of them has performed all of their obligations required to be performed under the SAPA and the Remediation Agreements up to the date hereof and (ii) covenant and agree that they have performed or will have performed all of such obligations required to be performed under the SAPA and the Remediation Agreements as of the date of the closing of the sale of the Rixensart Site to PBCI or its designee, in each case except for those continuing obligations that arise after or are due to be performed following the Closing of the APA and which obligations PBCI will assume in order to “step into Pfizer’s shoes” under the SAPA and the Remediation Agreements.

4.	SB agrees to waive its right of first refusal in respect of the sale of the Rixensart Site to PBCI or its designee pursuant to the terms of the APA on the condition that PBCI agrees that the contract of sale and the notarial deed by which PAH conveys the Rixensart Site to PBCI or its designee shall contain a right of first refusal in favor of SB in substantially the same form as the “Right of First Refusal” provision of the Contract of Sale and the notarial deed. PBCI agrees further to cause its representatives to sign or acknowledge the new contract of sale containing such a provision.

5.	SB acknowledges that it remains responsible for the effects of the investigation and remediation it is and will be conducting of the Rixensart, Belgium facility upon the property or operations at that facility. PBCI represents that (i) it will operate the Rixensart, Belgium facility in substantially the same manner as PAH, and intends to continue to pump water from process wells in the Cretaceous aquifer, and (ii) will not unreasonably withhold consents required by SB and, upon request by SB, will provide such assistance reasonably necessary to allow SB to complete the above-mentioned investigation and remediation in accordance with the requirements of the local environment authorities; provided that PBCI shall not be required to expend or incur any out-of-pocket costs or expenses (other than employee salaries, overhead and similar internal costs) in connection with its providing any such consents or assistance. SB further acknowledges that, as concerns that investigation and remediation, SB will (a) keep PBCI reasonably informed, on a regular, periodic basis, including notifying PBCI in advance of meetings with environmental regulatory authorities, (b) provide to PBCI all material environmental data and reports and all correspondence to and from environmental regulatory authorities, and (c) afford PBCI a reasonable opportunity to provide input on significant decisions concerning the investigation and remediation to be conducted at the facility.

2

6.	This letter agreement shall be governed by the laws of the State of New York, without regard to its conflicts of laws principles.
Please indicate your acceptance of the foregoing by signing the enclosed duplicate copies of this letter agreement under the words “Agreed to and Accepted” and returning them to the undersigned. The parties intend that this letter agreement shall become effective upon SB’s consent and agreement, as set forth below, and upon the closing of the APA.

Very truly yours,

Pfizer Inc.		PfizerAnimal Health S.A.

By:	[signature illegible]	By:	[signature illegible]

Title:		Title:

Agreed to and Accepted:

Philipp Brothers Chemicals, Inc.

By:	/s/ Jack C. Bendheim

Title:	President

SmithKline Beecham plc and SmithKline Beecham Biologicals S.A. hereby consent and agree to the foregoing:

SmithKline Beecham plc		SmithKline Beecham Biologicals S.A.

By:	[signature illegible]	By:	/s/ Jean Stephenne

Title:	General Counsel	Title:	President General Manager

3

EXHIBIT E
LIST OF BUILDINGS PURCHASER INTENDS TO CLEAN-UP
B3
B4
P4
P5
H5
H27
H28
B69
H19
H19 bis

EXHIBIT F
“TP05 FACILITIES DECOMMISSIONING PROCESS — GMS TECHNICAL PROCESSES”
Outline of Decommissioning of operational units and buildings
–	Remaining production will have to be halted and each process area and utility put into a safe, decontaminated state of an indefinite period.

–	This will involve an initial cGMP clean as would normally be carried out on the equipment for the annul shutdown

–	This will be followed by an intrusive clean of the equipment infrastructure and building surfaces to remove all active and potentially hazardous materials to agreed threshold levels. Threshold levels may be defined within the Material Safety Data Sheets or a level may need to be agreed with quality or an appropriate environmental agency.

–	When the decontamination has been completed the site will need to be placed in a maintenance/security mode. The buildings will still contain the process equipment, lighting, fire alarms, fire sprinklers, power distribution, telephone system, structural walls, HVAC unit an basic duct work. It will be structurally sound, weather proof and safe for controlled visits. The only categories are the assets taken by Phibro for its transfer of technology.

–	The process and utilities production equipment will be subject to a regular maintenance schedule to prevent the ingress of contaminants or corrosive material and to ensure that moving parts are operational. The Maintenance/Security mode will continue until a decision is reached about the future of the site.

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 FACILITIES DECOMISSIONING PROCESS
     GMS TECHNICAL PROCESSES
Any queries or comments on this Process are to be forwarded to Nigel Armitage — ETCM

VERSION	1
DATE	March 2004
REASON	Original issue
Copyright (C) 2002 GlaxoSmithKline Group Of Companies. All Rights Reserved

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process
CONTENTS

Introduction	1
Target Audience	1
Purpose	2
The GSK Facilities decommissioning process will deliver	2
The GSK Facilities decommissioning process will not deliver	3
Benefits	3
Scope	3
Triggers	3
Good Practice Principles	4
Decommissioning Process Overview	5
Phase 1 – Planning	5
Step Overview — Input/Process/Output Diagram	6
Planning Phase Objectives	7
Timing	7
Documentation	7
Templates, Tools & Checklists	7
Detailed Planning Steps	8
Phase 1 – Planning — RACI Chart	10
Phase 2 – Design	11
Step Overview — Input/Process/Output Diagram	11
Planning Phase Objectives	11
Timing	11
Templates, Tools & Checklists	11
Detailed Design steps	12
Phase 2 – Design — RACI Chart	13
Phase 3 – Implementation	14
Step Overview — Input/Process/Output Diagram	14
Implementation Phase Objectives	14
Timing	14
Templates, Tools and Checklist	15
Detailed Implementation Steps	16
Phase 3 – Implementation RACI Chart	18
Phase 4 – Close Out	19
Step Overview — Input/Process/Output Diagram	19
Close Out phase objectives	19
Timing	19
Detailed Implementation Steps	19	Tips A planned, phased release of the facility or area to the decommissioning project team can accelerate project timings.
Phase 4 – Close Out RACI Chart	20
Appendices
Appendix I — Site closure process list	21
Appendix II — Decommissioning options (levels 1 – 4)	23
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
GSK FACILITIES DECOMMISSIONING PROCESS
INTRODUCTION
This global process provides a standardised approach to the sequence, methods and documentation of decommissioning all GSK facilities and assets.
The process embodies and builds upon experience and good practices previously developed and implemented on facilities decommissioning projects. Application of this process on future facilities decommissioning projects will generate continuous improvement through sharing of knowledge and good practices.
Decommissioning a facility requires that good project management practice is applied. This Technical Process aligns with the GMS Project Management Standard. In applying this process it is assumed that the appointed Project Manager is fully conversant with and applies the GMS Project Management Standard.
–	Effective operation of this process assumes that the following are in place:

–	A decision to cease operations at the facility or asset has been made and is communicated

–	A schedule for the transfer or cessation of products made within the facility or asset

–	Resources will be made available to implement the decommissioning process. Where possible it is preferred that existing site staff fully participate in the planning and implementation of the process

–	An accurate and up-to-date asset register
This process interfaces and aligns with several related processes: See Appendix I
–	Site closure processes. (There are several processes and these are referenced in Appendix I)

–	GMS Project Management Standard — to ensure good project management throughout a facilities decommission project

–	Capital approval (PIP) process — to obtain the funding required in order to undertake facilities decommissioning

–	Product transfer process

–	Global supply chain planning processes
TARGET AUDIENCE

A number of key groups have been identified as users of this process. These groups are required to familiarise themselves with the details of the process before commencing the decommissioning project.	Tips TIP use PM STD Tool 3D
In addition, there are a potentially large number of groups that are required to be aware of this process as they will be undertaking activities that directly interface with the decommissioning project. It is recommended that the decommissioning project manager includes awareness training for the stakeholders in this process as part of stakeholder identification.

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process

USERS:
-	Decommissioning	project managers
-	Site engineering	managers
-	Decommissioning	project sponsor
-	Decommissioning	project steering group
-	Site directors
AWARENESS :
-	Site Leadership Team
-	Regional Supply	Directors (RSD’s)
-	Network strategy	leaders
-	Asset disposal	managers
-	All project managers
-	ETCM & Regional Engineering Directors
-	Environmental Health & Safety
-	Quality Assurance.
-	Finance
-	Procurement
-	Corporate Risk Management
-	Legal
-	Real Estate & Facilities Management
-	Corporate Communications
-	Regulatory
PURPOSE
The purpose of this process is to ensure that GSK facilities and assets are decommissioned in a safe, controlled, compliant and ethical manner thereby protecting GSK long-term interests and ongoing operations. The correct application of this process delivers the most benefit to GSK and minimises the business operations risk.

-	The GSK Facilities Decommissioning Process will deliver :	Tips Link to records retention site

-	Standardised approach to managing facilities decommissioning that is compliant with internal & external standards

-	Options for the decommissioning of the facility and assets to meet the requirements of the business case after cease of business. See appendix II

-	An asset disposal strategy

-	Decontamination of the facility and assets to a pre-defined level. See appendix ll.

-	Residual risks & liabilities for facilities and equipment assets are identified, evaluated, and minimised

-	Facility and asset historical information (for due diligence and EHS requirements).

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
–	Effective assessment and control of scope, costs and schedule

–	Links to key tools and documents that have been developed on previous facilities decommissioning projects

–	Mechanism to ensure key learning’s captured & incorporated in future practice

–	Facilities and decommissioning project files archived in accordance with GSK policy and good practice

–	Evaluation of proposed decommissioning scenarios against agreed business strategy Identification of external agencies environmental health and safety to agree methods of decontamination disposal
TP05 Facilities Decomissioning Process
THE DECOMMISSIONING PROCESS WILL NOT DELIVER
–	An assessment of consequential impacts e.g.:
–	On local or national economies

–	On security of supply

–	Process, product or technology transfer

–	HR issues
–	Site exit communications

–	Regulatory & commercial impacts of ceasing manufacture

–	Product Archive documentation and samples for products

–	Site records (HR, Finance, e.g site asset register,) IT decommissioning process

–	Planning title and site legal status

–	Post cease of manufacture supply chain logistics issues e.g sample retention
BENEFITS
The benefits of the facilities decommissioning process will be achieved through a consistent approach which provides:
–	Managed risk, cost and schedule

–	Knowledge and best practice shared and retained

–	Optimised process and resource utilisation

–	Clear roles, responsibilities, boundaries and interfaces

–	Improved communication and visibility of activities

–	Documentation trail

–	Reduction of re-work and waste
SCOPE
This process applies to all GSK facilities and assets and all individuals involved in facility and asset decommissioning.
The document is primarily aimed at major facility decommissioning projects, however, the process steps and tools can be applied at all sizes of project.
For the purposes of this process, facilities and assets shall include:
–	Buildings

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
–	Land

–	Engineering systems and utility infrastructure

–	Equipment and equipment systems e.g. packaging lines. Note: this also includes distributed and individual plant control and operating systems which do not form part of the normally supported facility IT infrastructure (e.g. DCS and PLC systems)
TRIGGERS
Operation of the Facilities Decommissioning process can be triggered by:
–	A business decision to cease operations

–	A catastrophic event e.g. fire, explosion etc
TP05 Facilities Decomissioning Process
GOOD PRACTICE PRINCIPLES
Application of the following Good Practice Principles will help users to secure maximum benefit from the process.

1.	Decommissioning project management should consult with Regional and Central functions as early as possible in the process.

2.	To minimise duplication, the principles and tools identified in the PM Standard have been referenced and should be used. Links to the appropriate section of the PM Standard are incorporated within the relevant process step.	Tips

3.	All required documentation should be identified and located early in the process. Furthermore, decommissioning project documentation should be stored electronically, preferably using LiveLink or a designated off-site server.	Link to records retention site

4.	Existing personnel with detailed knowledge of the facilities should be involved in the decommissioning process- don’t let GSK’s knowledge assets disappear without documenting.	Link to Procurement

5.	Facts and data should be used to evaluate alternative project proposals and alternative solutions for decommissioning.

6.	Consideration should be given to early input from professional services contractors and specialist decommissioning and decontamination service providers.

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
DECOMMISSIONING PROCESS OVERVIEW

Planning
1.1	Appoint a decommissioning project manager and secure resources
1.2	Agree prioritised project objectives
1.3	Conduct Initial Decommissioning Assessment
1.4	Identify contractors for professional services (if required)
1.5	Evaluate external influences on scope & schedule
1.6	Recommended decommissioning proposals
1.7	Prepare +/- 25% (class 2) cost estimate and funding proposal
Design
2.1	Identify and select contractors for professional services (if required)
2.2	Produce a detailed decommissioning scope of works
2.3	Prepare the control budget and update project schedule
2.4	Establish project control procedure
Implement
3.1	Formally transfer facility to project
3.2	Engage decommissioning resources
3.3	Carry out decommissioning and decontamination
3.4	Dismantle systems and equipment
3.5	Dispose of assets
3.6	Carry out demolition of facilities
3.7	Dispose of waste
3.8	Establish maintenance security mode
3.9	Release decommissioned facility
Close-out
4.1	Complete close-out activities as defined in PM standard
4.2	Incorporate learnings into decommissioning process
4.3	Realise benefits from asset disposal
4.4	Document facility and retained assets change in status
4.5	Produce duty of care audit trail
TP05 Facilities Decomissioning Process
PHASE 1 : PLANNING

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
STEP OVERVIEW — INPUT/PROCESS/OUTPUT DIAGRAM
INPUT
–	Business case for the cessation of operating/site closure business case

–	“Pre-spend budget”

–	Existing Asset Inventory Data

–	Existing Drawings

–	Inventory of materials & safety data sheets for past and present products

–	Knowledge of and access to relevant information sources: e.g. Previous decommissioning close-out reports

–	Decontamination safety acceptance criteria

–	Relevant GSK standards

–	Regulatory requirements

–	Knowledge of site, regional and central organisational structures, roles, responsibilities and interfaces

–	Existing Facility Management data

–	Planning Title & Legal status of site
PROCESS
1.1	Appoint a decommissioning project manager and secure resources

1.2	Agree prioritised project objectives

1.3	Conduct Initial Decommissioning Assessment

1.4	Identify contractors for professional services (if required)

1.5	Evaluate external influences on scope & schedule

1.6	Recommended decommissioning proposals

1.7	Prepare +/- 25% (class 2) cost estimate and funding proposal
OUTPUT
–	Decommissioning strategy and high level scope of work definition

–	Team and organisation strategy.

–	Identified key site resources to deliver the facilities decommissioning

–	Schedule

–	Site Assess impact on site infrastructure impact assessment infrastructure

–	Facilities Plan for knowledge transfer

–	An Executive Summary authorised by the Site Director

–	Risk analysis

–	Business case recommendations endorsed by the project sponsor

–	Detailed cash flow, and cost summaries (cost estimates +/- 25%)

–	Recommended technical solution and evaluation of alternatives considered

–	Project plan sufficiently developed to support the +/- 25% cost estimate

–	Funding for phases 2 released

–	Agree procurement plan

–	Agree site hand-over strategy

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process
OBJECTIVES :
Project planning ensures that project-specific strategies are developed, implemented, communicated, and constructed around the key project management elements. Project planning is used to:
–	Define prioritised project objectives

–	Document project planning assumptions

–	Document key decisions regarding alternatives considered

–	Facilitate communication among stakeholders

–	Guide project delivery
TIMING
Planning of the decommissioning must begin as early as possible, taking into account product transfer schedules and the site closure announcement and subsequent consultation period. For most decommissioning projects, the planning phase should be of around 3 months duration.
DOCUMENTATION
Details of the templates, tools and checklists to be used in the Planning Phase can be found in the Decommissioning livelink area.
TIP: Also refer to the Project Management Standard roadmap for more information on the work needed to meet the appropriate standard of documentation.
TEMPLATES, TOOLS & CHECKLISTS
Documents associated with phase 1 — Planning are contained in the following Livelink folder:
–	Links to other processes

–	Site exit processes — See appendix I

–	Maintenance management.

–	Finance assets tracking process

–	Save-track & capex-trak processes

–	Supply Chain Planning (SCP) process.

–	Site S&OP process

–	Procurement Global disposal framework agreement

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process
DETAILED PLANNING STEPS:
1.1 APPOINT A DECOMMISSIONING PROJECT MANAGER AND SECURE RESOURCES
Following the business decision to cease operations, the project manager should be selected and appointed. Ideally, candidates should be keen to take on the role, experienced in project management methodology and knowledgeable about the assets and facilities that will be decommissioned.
The project manager will then take responsibility for the decommissioning programme of work.
The decommissioning project manager’s first task should be to determine and secure the resources needed to undertake the planning phase.
1.2 AGREE PRIORITISED PROJECT OBJECTIVES

The project objectives guide numerous decisions required throughout a project. These decisions involve tradeoffs between time, cost, quality, and various technical and administrative performance characteristics.

Some of the objectives may conflict, and the Customer’s preference for one versus others can significantly affect the project strategy. For example, highest quality, lowest cost, and shortest schedule generally are conflicting objectives. Therefore, the project objectives must be prioritised.

The Customer (with help from the Project Sponsor, RED, and PM) defines the top project objectives and identifies the primary project driver (e.g. schedule, cost, quality or minimum disruption to operations). The prioritised objectives must be stated clearly in terms that produce real, meaningful, measurable, and attainable goals. To obtain a clear focus on project goals, the project objectives should include no more than five prioritised objectives.

Safety is of the highest importance for all GSK decommissioning projects. Safety always has the highest priority and will never be compromised in favour of any other project objective. For more information on safety as a prioritised objective, see Tool 2E, Project Plan Instructions.

The prioritised objectives set success criteria for the project delivery to the Customer. At the end of the project, the Customer evaluates the level of success in achieving the objectives by completing a Customer Satisfaction Survey (see Tool 2B).
Tips Make an early assessment. There could be significant cost associated with rectifying a pod asset data base
1.3 CONDUCT INITIAL DECOMMISSIONING ASSESSMENT
An initial decommissioning assessment is carried out by the project team to establish the readiness of the site to implement decommissioning. The assessment comprises an evaluation of the current facility and asset status, development of decommissioning options and risk assessment. Key elements will include a review of existing documentary records and procedures which will assist decommissioning implementation and identification of key personnel.
Example recommended structures for the initial decommissioning assessment can be found in the documents from Dartford and Speke located in phase 1 — planning Livelink folder.

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out

TP05 Facilities Decomissioning Process

INITIAL ASSESSMENT STEP

Develop decommissioning options in line with disposal strategy(Levels 1-4)

Conduct technical risk assessment

Develop proposed procurement plan

Stakeholder analysis document

Identify key personnel

Plan retention of key personnel	Tips Look in AAR’s

Desktop study on the impact of each level of the decommissioning proposal

Identify site specific decommissioning procedures required

Analyse potential project risks by applying established risk evaluation methods

Develop a Marketing Plan

TOOL OR REFERENCE SOURCE

Appendix II Flow chart

Technical risk assessment tool

PM standard element 10.4 & Tool 10D

PM standard tool 3E

Develop Checklist from Dartford and Speke info

What tips / recommendations are there to retain key personnel from other sites?	Link to procurement

Levels as defined in appendix II for decommissioning options

See Dartford and Speke documents in Livelink for examples
Refer to the Project Management Standard element 8 and relevant tools on risk management	Create contents list, headers and questions using Dartford PIP package as basis
See Dartford / Speke examples in Livelink

1.4 IDENTIFY CONTRACTORS FOR PROFESSIONAL SERVICES (IF REQUIRED)
From the initial scope of work and procurement plan, identify work packages suitable for allocation to professional services contractors. Contractors should be selected from the list of preferred suppliers
1.5 EVALUATE EXTERNAL INFLUENCES ON SCOPE & SCHEDULE
Review recommended decommissioning proposal against the prioritized project criteria defined in the Project Management roadmap
1.6 RECOMMEND DECOMMISSIONING PROPOSAL
Carry out a cost-benefit analysis for the disposal and/or retention of facilities and assets and recommend a preferred solution
Verify at a high level that the recommended proposal is feasible.
1.7 PREPARE FEASIBILITY COST ESTIMATE AND FUNDING PROPOSAL
Prepare the feasibility (+/- 25%) cost estimate in accordance with the good

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
practices laid down in the PM standards (insert link to PM standards)(example cost estimates from historical projects in LL)
Secure appropriate funding approval using established finance procedure
TP05 Facilities Decomissioning Process
PHASE 1 — PLANNING — RACI CHART
STEP
1.1	Appoint a Decommissioning Project Manager and Secure Resources

1.2	Agree Prioritised Project Objectives

1.3	Conduct Initial Decommission-ing Assessment

1.4	Identify Contractors for professional services(if required)

1.5	Evaluate external influences on scope & schedule

1.6	Recommend decommission-ing proposal

1.7	Prepare +/- 25% cost estimate and funding proposal
PERSON RESPONSIBLE
Site Director
& ETCM
RED
Project Manager
Project Manager

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Project Manager
Project Manager
Project Manager
Project Manager
PERSON
ACCOUNTABLE
Project Sponsor for above site or global projects
Site Director for site initiated projects
Site Director or Sponsor
Site Director or Sponsor
Site Director or Sponsor
Site Director or Sponsor
Site Director

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Site Director
PERSON CONSULTED
Site Leadership Team
Relevant specialists, regional and central functions as determined by ETCM RED
Site Leadership Team
Project team members Key site personnel
Project team
Procurement
Relevant specialists
Project team
Relevant specialists
Site Leadership Team
Relevant specialists, regional and central functions as determined by ETCM RED
Project team Site finance
PERSON INFORMED
For projects >L250k expenditure:
ETCM RED
Regional EHS
Regional QA
Regional Risk Management
Procurement
Real estate
Legal
Site Management Team.
Site personnel
Site Leadership Team.
Site personnel.
For projects >L250k expenditure:
Regional functions
Project sponsor

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Site Leadership team.
For projects > L250k expenditure:
Regional Finance
ETCM RED
Procurement
TP05 Facilities Decomissioning Process
PHASE 2 — DESIGN
STEP OVERVIEW — INPUT/PROCESSES/OUTPUT DIAGRAM

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
INPUT
–	Business case justification endorsed by the project sponsor

–	Confirmation of site sale strategy

–	An Executive Summary authorised by the Site Director.

–	Planning & Legal status of site

–	Risk analysis

–	Cash flow, and cost summaries (cost estimates +/- 25%)

–	Funding for phase 2.

–	Recommended decommissioning proposal and evaluation of alternatives considered

–	An implementation plan sufficiently developed to support the +/- 25% cost estimate

–	Team and organisation strategy.

–	Schedule

–	Assess impact on site infrastructure. Plan for knowledge transfer
PROCESS
2.1	Identify and select contractors for professional services (if required)

2.2	Produce a detailed decommissioning scope of works

2.3	Prepare the control budget and update project schedule Establish project control procedure
OUTPUT
–	Reconfirmed business justification endorsed by the project sponsor

–	Class 4 control budget, associated work breakdown structure (See Dartford document) and schedule

–	Confirmed recommended technical solution

–	Updated team and organisation strategy

–	GSK resources utilisation and run-down plan for decommissioning

–	Updated risk analysis.

–	Site infrastructure impact assessment

–	Professional services contractors appointed

–	Detailed decommissioning scope of works and implementation plan

–	Specifications and bid packages

–	Site specific decommissioning procedures

–	Previously agreed procurement plan reviewed, update and re-approved

–	Agreed site handover plan

–	Detailed contamination assessment

–	Funding
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
DESIGN PHASE OBJECTIVES

To refine the decommissioning scope, cost estimate and work breakdown structure sufficient to enable effective cost control in accordance with good practice as defined in the PM standard.

To complete the procurement plan and determine the types of contractors required for professional services, decommissioning, demolition and asset disposal.	Tips Also see decommissioning
In addition, if the business case requires facility or asset sale(s), information packs to support due diligence shall be developed.	procurement folder in Livelink

TIMING

If the decision to decommission has been included in an approved business case for ceasing manufacture, phase II, decommissioning design can commence in parallel with step I, the planning phase. Design should not commence until the business case to cease manufacture has been approved.
This can shorten the project schedule

For most ‘whole site’ decommissioning projects, the design phase should be around 6 months duration. However the timescale must be sufficient to allow completion of the project in accordance with the project delivery plan and objectives declared in the decommissioning strategy document.

TEMPLATES, TOOLS & CHECKLISTS

Documents associated with phase 2 — Design are contained in the following Livelink folder:

GETTING STARTED
2.1 IDENTIFY AND SELECT CONTRACTORS FOR PROFESSIONAL SERVICES (IF REQUIRED)
Using the standard bid package protocols, develop bid packages for professional services contractor(s) as appropriate to the scope of the decommissioning project.
Evaluate professional services contractor(s) bid proposals using the practices and tools defined in PM standard
It is recommended that disposal and demolition expertise is sought as early as possible in the design phase.
2.2 PRODUCE A DETAILED DECOMMISSIONING SCOPE OF WORKS
A detailed decommissioning assessment is carried out to develop a comprehensive scope of works for individual assets, systems and facilities. At this level, as well as revisiting the phase 1 outputs, the assessment should include decontamination and asset disposal plans, evaluation of external influences and input from GSK central functions as appropriate.
A recommended structure for the elements to be considered in developing the scope of works is:
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
ELEMENT
–	Conduct decommissioning detailed investigation. Review & Confirm options for decommissioning by asset and/or system as appropriate

–	Develop decommissioning project team and organisation strategy

–	Develop Decontamination Plan

–	Determine site assets disposal routes

–	Determining project-specific decommissioning documentation requirements.

–	Perform GSK Central Functions Decommissioning Review

–	Re-evaluate external influences on scope & schedule

–	Prepare contractor detailed scope specification.

–	Develop a Detailed Cost Plan
TOOL OR REFERENCE SOURCE
Speke process flow to be referred to as good practice example.
PM standard ref element 6
Decontamination master plan template and checklist (Dartford / Speke)

See Dartford for tools / templates. Develop a checklist for asset disposal e.g. equipment transfer, sale, destruction.	Tips See livelink for example project control procedures

Decontamination documentation checklist + guidance to be developed. Examples from sites on Livelink.

PM standard ref tool 10Z

Check list

See examples of good practice in Livelink

PM Std Tool 11B. See Livelink for example
2.3 PREPARE THE CONTROL BUDGET AND UPDATE PROJECT SCHEDULE
The control budget (class 3 or 4 estimate) and schedule should be prepared in accordance with PM Standard
2.4 ESTABLISH PROJECT CONTROL PROCEDURES
Develop the procedures in order to manage control of the project

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process
PHASE 2 — RACI CHART
STEP
2.1	Identify and select contractors for professional services (if required)

2.2	Produce a detailed decommissioning scope of works

2.3	Prepare the control budget and update project schedule

2.4	Establish project control procedures
PERSON RESPONSIBLE
Project Manager
Project Manager ETCM RED (to determine extent of consultation with other Central functions)
Project Manager
Project Manager
PERSON
ACCOUNTABLE
Site Director

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Site Director
Site Director
Site Director
PERSON CONSULTED
Procurement
Project team members
Key site personnel
Relevant specialists (Central functions as determined by ETCM RED)
ETCM RED
ETCM Project Controls Director
PERSON
INFORMED
Site Leadership Team
Site Leadership Team
ETCM RED
Regional EHS
Regional QA
Regional Risk Management
Procurement
Real estate

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Legal
Site Leadership Team
Procurement
Real estate
Legal
Site Leadership Team
Procurement
TP05 Facilities Decomissioning Process
PHASE 3 — IMPLEMENTATION
STEP OVERVIEW — INPUT/PROCESS/OUTPUT DIAGRAM
STEP OVERVIEW
INPUT
–	Reconfirmed business justification endorsed by the project sponsor

–	Class 4 control budget, associated work breakdown structure (See Dartford document) and schedule

–	Confirmed recommended technical solution

–	Updated team and organisation strategy

–	GSK resources utilisation and run-down plan for decommissioning

–	Updated risk analysis

–	Site infrastructure impact assessment

–	Professional services contractors appointed

–	Detailed decommissioning scope of works and implementation plan

–	Specifications and bid packages

–	Site specific decommissioning procedures
PROCESS

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
3.1	Formally transfer facility to project.

3.2	Engage decommissioning resources

3.3	Carry out decommissioning and decontamination

3.4	Dismantle systems and equipment.

3.5	Dispose of assets.

3.6	Carry out demolition of facilities (if required)

3.7	Dispose of waste.

3.8	Establish maintenance security mode

3.9	Release decommissioned facility
OUTPUT
–	Reconfirmed business justification endorsed by the project sponsor

–	Safe, secure facility/area

–	Data sheet on each piece of equipment

–	Decontamination certificate

–	Formal release document / handover package

–	Scrap log for controlled waste

–	Updated drawings, records & documentation

–	Project control reports

–	Technical due diligence data

–	Retained documents

–	Documentation trail
IMPLEMENTATION PHASE OBJECTIVES
To decommission the facilities and/or assets in accordance with the scope defined in Step 2.
TIMING
Implementation of the decommissioning will be driven by completion of the design phase and the site Supply Chain Plan (SCP). The duration of the project will be dictated by scope of work.
TP05 Facilities Decomissioning Process
TEMPLATES, TOOLS & CHECKLISTS
Documents associated with phase 3 -Implementation are contained in the following Livelink folder:
http://livelink.gsk.com/livelink/
livelink.exe?func=ll&objId=1466889&objAction=browse&sort=name
DETAILED IMPLEMENTATION STEPS

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out

3.1 FORMALLY TRANSFER FACILITY TO PROJECT

Transfer the facility or area to the control of the decommissioning project team and clearly mark the boundaries of this area in accordance with the area release package.	Tips A planned, phased release of the facility or area to the decommissioning project team can accelerate project timings.

Determine and document the controlling authority and regime for engineering services which supply the area and/or cross the area to support other ongoing operations.

Mobilise the decommissioning implementation team, including appropriate site resources, in accordance with the team and organisation strategy developed in the design phase.	Review Speke release of areas and decommissioning document and then customise for a particular project

For major facility decommissioning projects, it is recommended that the decommissioning project manager is included on the site leadership team / site sales team to ensure that the execution of the decommissioning plan is fully integrated with site business operations.

3.2 ENGAGE DECOMMISSIONING RESOURCES

Appoint selected decommissioning works contractors, ensuring contractors are in place and prepare for implementation in accordance with the PM standard.	Also see procurement folder in Livelink

Ensure that safety, health and welfare facilities are in place for the decommissioning project team in accordance with PM standard.

3.3 CARRY OUT DECOMMISSIONING AND DECONTAMINATION

The contractor(s) shall survey the released area and prepare method statements and protocols for the decommissioning and decontamination of the facilities and assets.	See examples in Livelink

The method statements / risk assessments should align with the scope of works as defined in the design phase and take account of latest information arising since release of the area to the decommissioning team.

The contractor will then carry out the decommissioning and decontamination of the facilities and assets in accordance with the authorised method statements. The status of facilities and assets must be clearly indicated at all times using status labels as defined in the decontamination and waste disposal of equipment and facilities documents.
See examples in Livelink

3.4 DISMANTLE SYSTEMS AND EQUIPMENT

Systems and equipment should not be removed unless engineering change control and a certification of decontamination has been signed.	See Dartford & Speke examples in Livelink

The extent to which equipment is dismantled should be determined by the disposal route and the means available to remove it from the facility.

TP05 Facilities Decomissioning Process

3.5 DISPOSE OF ASSETS	Tips Develop plan from Speke and Dartford examples

Asset disposal should be carried out in accordance with the completed and agreed asset disposal plan.

It is essential that special attention is paid to assets that contain GSK intellectual property e.g. tablet tooling, licensed software to ensure that GSK’s interests are protected and risk of counterfeiting is removed.

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out

For assets intended for sale, specific decontamination and removal requirements may be determined by the purchaser.	Develop demolition checklist and guidance based on disposal route and product history — refer to Speke and Dartford examples

3.6 CARRY OUT DEMOLITION OF FACILITIES (IF REQUIRED)

Demolition of facilities should be carried out to the extent identified in the scope of works developed during the design phase. This extent of demolition will be determined by the intended future use or disposal route for the facilities and assets and by risk assessment driven by the product history assessment.

Where facilities are not demolished they should be made safe vermin, and weatherproof.	Develop checklist based on Speke and Dartford examples
3.7 DISPOSE OF WASTE
Waste associated with the process of decontamination and demolition should be classified according to its hazard status, labelled and disposed of accordingly. Assets which are not being transferred or sold will be disposed of by sale for scrap or destruction. All assets for scrap should be recorded in the scrap log for controlled waste and their decontamination status documented. A copy of the certificate of decontamination should be issued to the disposal contractor. Assets for scrap should be cleaned in accordance with the facilities and equipment waste disposal document.
3.8 ESTABLISH MAINTENANCE SECURITY MODE
Where the scope of works indicates that a facility will be retained by GSK (either as a mothballed facility or a decommissioned shell), then basic infrastructure services should be retained. The extent of these services will be those necessary to maintain the facility structure and fabric in the condition determined in the plan and scope of works.
3.9 RELEASE DECOMMISSIONED FACILITY
On completion of all decommissioning activities, as set out in the scope of works, the facility will be handed over to site operations or GSK landlord. This handover should be managed throughout the implementation phase to ensure that issues are addressed during implementation without extending the project timescale.
A decommissioning summary report will be produced which will include a completion certificate, together with CD ROM / links to the associated supporting documentation, should be provided.
TP05 Facilities Decomissioning Process
PHASE 3 — RACI CHART
STEP
3.1	Formally transfer facility to project

3.2	Engage decommission-ing resources

3.3	Carry out decommission-ing and decontamina-tion

3.4	Dismantle systems and equipment

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
3.5	Dispose of assets

3.6	Carry out demolition of facilities (if required)

3.7	Dispose of waste

3.8	Establish maintenance security mode

3.9	Release decommission- ed facility
PERSON RESPONSIBLE
Project Manager
Project Manager
Project Manager
Project Manager
Project Manager
Project Manager
Project Manager
Project Manager
Project Manager
PERSON
ACCOUNTABLE
Site Director

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Site Director
Site Director
Site Director
Site Director
Site Director
Site Director
Site Director
Site Director
PERSON CONSULTED
Procurement
Project Manager
Procurement
Site EHS
Specialist contractors
Site EHS
Specialist contractors
Site EHS
Site EHS
Site Procurement
Site EHS
Site EHS
Site Security
Site Engineering

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Site Security
PERSON INFORMED
Site production team
Site decommission-ing team
Legal (if required)
Site leadership team
Central Sales
Finance
GSK Landlord
Site security
GSK Landlord
GSK Landlord
TP05 Facilities Decomissioning Process
PHASE 4 — CLOSE OUT
STEP OVERVIEW
INPUT
–	Formal release document / handover package

–	Scrap log for controlled waste

–	Updated drawings, records & documentation.

–	Project control reports

–	Technical data for site sale

–	Other retained documents as determined in scope of works and deliverables

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
PROCESS
4.1	Complete closeout activities as defined in PM standard

4.2	Perform a post project review and incorporate learnings into the facilities decommissioning process and sub processes

4.3	Realise benefits from asset disposal

4.4	Document facility and retained assets change in status

Produce duty of care audit trail

Tips Refer to PM Std Stage 9 and Tools 1A, 12D & 12G
OUTPUT
–	Reconfirmed business justification endorsed by the project sponsor

–	Schedule of benefits realised versus expenditure

–	Archived documentation package

–	Updated GSK asset and facility record

–	GSK residual risks and liabilities support package

–	Lessons learned

Updated decommissioning process

See GSK archiving policy
CLOSE OUT PHASE OBJECTIVES
To close out the project in accordance with the good practices in the PM standard.
To capture the learnings from the decommissioning project and incorporate into process updates.
To create an archive documentation package to support GSK’s residual risks and liabilities and ensure accurate records.
TIMING
The decommissioning closeout should be completed concurrent with handover.
DETAILED IMPLEMENTATION STEPS
4.1 COMPLETE CLOSEOUT ACTIVITIES AS DEFINED IN PM STANDARD
On completion of the project close out review, the key learnings identified from the project should be made available to the decommissioning process owner (ETCM) to be incorporated into process updates.
4.2 REALISE BENEFITS FROM ASSET DISPOSAL.
A record of benefits realised from asset disposal should be maintained for input to the project financial close-out.
4.3 DOCUMENT FACILITY AND RETAINED ASSETS CHANGE IN STATUS
Facility and retained assets change of status records should be documented and inserted into the Documented Site Records. A copy of the Documented Site Records should be retained by the GSK landlord or if the site has been disposed of, archived according to GSK policy
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
4.4 PRODUCE DUTY OF CARE AUDIT TRAIL
For assets and facilities disposed of as a result of the decommissioning, documentary records of the EHS status of the assets at the time of disposal should be retained as part of the documented site records. Examples of such documents include: survey reports, risk assessments, decontamination and decommissioning certificates, disposal records, sale and purchase documents.
Note that for specific projects, assistance should be sought from regional EHS, QA and Legal as appropriate.
PHASE 4 — RACI CHART
STEP
4.1	Complete closeout activities as defined in the PM standard

4.2	Realise benefits from asset disposal

4.3	Document facility and retained assets change in status

4.4	Produce duty of care audit trail
PERSON RESPONSIBLE
Project Manager
Project Manager
Project Manager
Project Manager
PERSON
ACCOUNTABLE
Site Director or nominee
Site Director or nominee
Site Director or nominee
Site Director or nominee
PERSON CONSULTED
Project team Site leadership team
Business Case Owner
Archiving Leader Site Leadership Team
Regional EHS, QA and legal, ETCM RED

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
PERSON
INFORMED
Decommission-ing process owner
Site sales director
Site Engineering Site Operations
APPENDIX LIST
Appendix I: Site closure processes list
Appendix II: Decommissioning options (levels 1 — 4)
TP05 Facilities Decomissioning Process
APPENDIX 1
SITE CLOSURE PROCESSES LIST
DOCUMENT NAME (MAP)
Archiving and Storage Guideline
Asset Management and Disposal Guideline (GSN)
Asset Management and Disposal Guideline (GMS)
Environment, Health and Safety Service Termination Guideline
Environment, Health and Safety Service Termination Guideline
Financial Closure Guideline

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
GSN Site Exit Process
Human Resources Exit Guideline
IS/IT Termination Guideline (Site Closure)
DOCUMENT NAME (LIVELINK)
Global Information and Records
Management Intranet Site
Asset Management and Disposal Guideline (GSN Process P26 — Site Sale)
Asset Management and Disposal Guideline (via Planning and Sourcing website)
Due Diligence Checklist (Asset Sale)
EHS Due Diligence
GSN Finance Close Out Document v1
GSN Site Exit Process
The examples have been withheld because they are confidential and specific to local circumstances
GSN IT Closure Process
OWNER
Phil Sawyer
Nick Davies
Nick Davies

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Tom Beggs
Tom Beggs
Helen Vincent
Nick Davies
Fiona Whittaker
John Blake
HYPERLINK
http://ukpub.ggr.co.uk/Global-IRM/RecordsManagement.htm
http://livelink.gsk.com/livelink/livelink.exe/204439/Site_Sale–Process_ _P26.doc?func=doc.Fetch&nodeid=204439
http://manufacturing.gsk.com/ planningandsourcing/
http://livelink.gsk.com/livelink/livelink.exe/515007/ Due_Diligence_Checklist_(Asset_Sale).doc?func=doc.Fetch&nodeid =515007
http://livelink.gsk.com/livelink/livelink.exe/515104/EHS_Due_Diligence_11_28 _01.doc?func=doc.Fetch&nodeid=515104
http://livelink.gsk.com/livelink/livelink.exe/515003/GSN_Finance_Close_Out _Document_v1.doc?func=doc.Fetch&nodeid=515003
http://livelink.gsk.com/livelink/livelink.exe/515066/GSN_Site_Exit_Process _v0.09.doc?func=doc.Fetch&nodeid=515066
http://livelink.gsk.com/livelink/livelink.exe/515210/GSN_IT_Close_v0.04?func=doc.Fetch&

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
nodeid=515210
TP05 Facilities Decomissioning Process

APPENDIX 1
SITE CLOSURE PROCESSES LIST
DOCUMENT NAME (MAP)
IS/IT Termination Guideline (Site Sale)
Legal Responsibility Guideline
Management Of Supplies and Stockbuild Guideline
Manufacturing Operations Termination Example Plan
Procurement Termination Guideline
Quality Assurance Termination Checklist
Quality Assurance Termination Example
Quality Assurance Termination Guideline
Site Exit Certification
Example Site Exit Guideline
DOCUMENT NAME (LIVELINK)
GSN IT Sale Process
Contact Nicky Fell for advice
Management of Supplies and Stockbuild
Example Site Closure Project Plan
Procurement Site Closure Plan Example
QA Protocol Chart v0.03
QA Site Closure Plan
QA Guideline for Closure
Site Exit Certification
Example Site Exit Plan
OWNER

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
John Blake
Nicky Fell
Phil Priest
James Hogg
Richard Alderton
Afshin Hossieny
Afshin Hossieny
Afshin Hossieny
Nick Davies
Nick Davies
HYPERLINK
http://livelink.gsk.com/livelink/livelink.exe/515472/GSN_IT_Sale_v0.04?func=doc. Fetch&nodeid=515472
http://uspub.glaxo.com/GSKSupplyChainEducation/reference/ stockbuild/ stock_build.htm
http://livelink.gsk.com/livelink/livelink.exe/515101/Procurement_Site_Closure_ Plan_Example.doc?func=doc.Fetch&nodeid=515101
http://livelink.gsk.com/livelink/livelink.exe/522692/QA_Protocol_Chart_v0.03? func=doc.Fetch&nodeid=522692
http://livelink.gsk.com/livelink/livelink.exe/514965/QA_Site_Closure_Plan_v3. doc?func=doc.Fetch&nodeid=514965
http://livelink.gsk.com/livelink/livelink.exe/515207/QA_Guideline_for_Closure_ v0.02?func=doc.Fetch&nodeid=515207
http://livelink.gsk.com/livelink/livelink.exe/750684/Site_Exit_Certification. doc?func=doc.Fetch&nodeid=750684
http://livelink.gsk.com/livelink/livelink.exe/515485/Example_Site_Exit_Plan.doc? func=doc.Fetch&nodeid=515485

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
TP05 Facilities Decomissioning Process
APPENDIX IL
Decommissioning Options (Options 1-4)
APPENDIX II SITE DISPOSAL OPTIONS & DECOMMISSIONING LEVELS
Site Disposal Options
There are several possibilities for the disposal or part disposal of a GlaxoSmithKline site. Company preferred options may be predetermined by the Disposal Sponsor or may have recommendation from the decommissioning Project Manager as a result of decommissioning investigations.
A key factor is that no matter what option is selected, GlaxoSmithKline must be seen to do decommissioning in a defined, safe, documented and ethical manner. This will reduce potential future liabilities from contaminated material, land, soil and surface water make the disposal of the asset easier — a buyer is more likely to buy an asset with a documented decommissioning history.
Each of the options will require a degree of decontamination to reduce the possibility of harm to any person in contact with the equipment, site or disposed material. The permitted threshold ranges of contaminants will be difficult to obtain and establish. There may well be national or local regulatory requirements for this or, if not, it will be the responsibility of GlaxoSmithKline to define an appropriate standard to be achieved. In all cases, it must be defined and agreed with the final decontamination documented to prove conformance.
The main disposal options have been identified below:
DISPOSAL OPTION AND
DECOMMISSIONING LEVELS
1.	Site disposal, with maintenance of supply
               Decontamination and decommissioning thresholds to be agreed with Buyer
CONSIDERATION
For this option a buyer has been found who will continue operation with supply to GlaxoSmithKline for a contracted period. It will be important to ensure that the equipment and operation are handed over in a documented, validated manner.
The degree of decontamination required for the site, land and facilities will need to be agreed, implemented and documented, with the buyer prior to hand-over. It will be important to define and limit GSK exposure to future liability concerning decontamination.
There will also be important supply chain and regulatory considerations concerning pharmaceutical products, these may well affect the decommissioning timelines.
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
DISPOSAL OPTION AND
DECOMMISSIONING LEVELS
2.	Site disposal, without maintenance of supply
               Decommissioning Level 1
3.	Mothball Site
               Decommissioning Level 1
4.	Dismantle and remove equipment, keep buildings
               Decommissioning Level 2
5.	Demolish buildings to ground floor slab
               Decommissioning Level 3
CONSIDERATION
Similar to option 1 but more emphasis will need to be made on the safe shutdown of the plant and decontamination.
The site may well be re-configured and re-started to produce non pharmaceutical products. In this case careful consideration must be given to minimise the risk of cross contamination.

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
Consideration and costing will need to be made for the continued maintenance and security of the site.
This is likely to be a transitional stage until a decision is made for the site. It is also likely to occur if there is a delay between production ceasing and the actual implementation of the decommissioning.
Similar to 2, but the site will remain the property of GlaxoSmithKline perhaps transferred to another supply chain or into the responsibility of Corporate Real Estate.
Consideration and costing will need to be made for the continued maintenance and security of the site.
Building will need to be decontaminated agreed limits after an assessment of the environmental risks.
The buildings will need to be made weather proof and consideration and costing given for the continued maintenance and security of the site.
By keeping the ground floor slabs, it decreases the risk of decontamination seeping into the water tablet.
Any contaminated material and soil will need to be removed and decontaminated to agreed limits.
Consideration and costing will need to be made for landscaping the site, continued maintenance and security of the site.
TP05 Facilities Decomissioning Process
DISPOSAL OPTION AND
DECOMMISSIONING LEVELS
6.	Removal of ground floor slabs, pits, roads and site infrastructure
               Decommissioning Level 3
7.	Partition Site
               Decommissioning Level 2

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
CONSIDERATION
This is further split according to the future use of the land:
Within GSK
Outside GSK — Industrial US
Outside GSK — Non Industrial Use
Some countries/states will have defined soil contamination thresholds for different classes of subsequent usage for a site. Where no thresholds exist, this requires agreement with the potential purchaser or environmental regulatory authority.
If the land is to be retained by GSK then consideration and costing will need to be made for landscaping the site, continued maintenance and security of the site.
This will be a mixture of all the above.
Consideration must be made on how this affects the site infrastructure and utilities and whether they can still function with a reduced or changed duty.
Whilst decommissioning is in progress the remaining operational units must be protected against ingress or contaminants and dust from areas being decommissioned.
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
(FLOW CHART)
TP05 Facilities Decomissioning Process
This preceding diagram illustrates the various steps and different routes which may be encountered during the decommissioning of an operational site. The end result of the decommissioning will be one of the disposal options discussed in the

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
previous section.
Decontamination of Plant Equipment and Building to Level 1 Decommissioning
Once the decision has been taken to decommission the site, it must be decided whether facility has been sold or not, ie, there are following two possibilities:
1. The site may have been sold to a third party for continuation of supply of the product. In this case production continues and the site must be decontaminated to the mutually agreed specification between GlaxoSmithKline and the Purchaser. It will be important to ensure that the equipment and operation are handed over in a documented, validated manner. There will also be regulatory considerations concerning pharmaceutical products.
CONSIDERATION A
2. If the site has not been sold, then production will have to be halted and each process area and utility put into a safe, decontaminated state of an indefinite period. This will involve an initial cGMP clean as would normally be carried out on the equipment for the annul shutdown, normal site procedures should be in place for this. This will be followed by an intrusive clean of the equipment infrastructure and building surfaces to remove all active and potentially hazardous materials to agreed threshold levels. Threshold levels may be defined within the Material Safety Data Sheets or a level may need to be agreed with quality or an appropriate environmental agency. These levels will be set to a threshold as such that when dismantling, demolition and material disposal occur, it can be carried out safely without the need for specialised protection equipment. Alternative threshold levels may be set if the process is to be re-started manufacturing a different material, these would normally be more stringent. When the decontamination has been completed the site will need to be placed in a maintenance/security mode. The buildings will still contain the process equipment, lighting, fire alarms, fire sprinklers, power distribution, telephone system, structural walls, HVAC unit an basic duct work. It will be structurally sound, weather proof and safe for controlled visits.
The process equipment will be subject to a regular maintenance schedule to prevent the ingress of contaminants or corrosive material and to ensure that moving parts are operational. The Maintenance/Security mode will continue until a decision is reached about the future of the site.
There are three possible routes from this maintenance/security mothball state.
1. Sale of the site to a third party without necessarily the continuation of the product supply. This will involve the decontamination of the site to the mutually agreed specification between GlaxoSmithKline and the Purchaser. Again this will need to be carried out in a documented and validateable manner
2. The re-commissioning of the plant to an operational unit. This may involve some re-assembly because of the decontamination and necessary dismantling carried out during the previous intrusive cleaning.
3. The removal of the process equipment with or without the demolition of the buildings or the clearing of the site.
Rout 3 has several different paths depending on what happens to the building and the site. It will always involve the dismantling and disposal of the equipment. The equipment can either be scrapped or reused within GSK or sold to a third party.
TP05 Facilities Decomissioning Process

Introduction
phase 1 — planning
phase 11 — design
phase 111 — implementation
Phase 1V — close out
DECOMMISSIONING OF PLANT EQUIPMENT AND BUILDINGS TO LEVEL 2 DECOMMISSIONING
Retain the buildings, this will involve making safe and temporary weatherproofing the buildings, they will still contain lighting, fire alarms, fire sprinklers, power distribution, telephone system, structural wall, HVAC unit and basic duct work. The buildings will be structurally sound, weather proof and safe for controlled visits.
DECOMMISSIONING OF SITE AND BUILDINGS TO LEVEL 3 DECOMMISSIONING
The demolition of the buildings and their contents to ground floor slab and the safe disposal of the removed material offsite by an appropriate route. All roads, paved areas, gardens to remain. Any below ground areas will have above ground walls and all equipment removed and, if necessary because of contamination, the remaining concrete surface areas scrabbled. Underground pits will need to be fenced off or filled in to prevent accidental falling in.
DECOMMISSIONING OF SITE AND BUILDINGS TO LEVEL 4 DECOMMISSIONING
The removal and disposal of all buildings with ground floor slabs, paving, pad and trench foundations but not piles. Removal and disposal of underground drains and services. Removal of contaminated topsoil and its treatment and disposal. Replacement of the top soil with landscaping and fencing of the cleaned site.

EXHIBIT G
LIST OF EMPLOYEES

																		1ERE
				Seniority		Age	Salary		Target	D.S.	D.S.	CE	CE	CPPT	CPPT	CE	CPPT	CANDI?
		Name	Entry	01/01/04	Birth	01/01/04	11/04	Shift?	Bonus	(Eff.)	(Supp.)	(Eff.)	(Supp.)	(Eff.)	(Supp.)			oui/non
1	O	ADAM, DANY	17/12/84	20	09/08/59	45	16.84						O
2	O	BEELEN GERY	13/09/99	5	11/02/73	31	13.02	yes
3	O	BORRENS DOMINIQUE	02/08/02	2	30/04/75	29	11.88	yes
4	O	BROUWERS, ALAIN	12/06/78	26	18/04/57	47	15.95	yes
5	O	CARLIER, DENIS	04/11/96	8	13/08/63	41	14.86				O		O
6	O	COLLIN, LAURENT	02/10/00	4	27/04/78	26	12.92	yes
7	O	COPIN, LUC	26/05/86	18	04/06/65	39	15.23	yes
8	O	DANDUMONT, JEAN-PAUL	05/08/85	19	06/12/58	46	15.23	yes			O				O
9	O	DELENS, LUC	02/12/82	22	15/06/56	48	15.60	yes
10	O	DELLISSE, ALAIN	18/06/90	14	16/05/62	42	15.01	yes
11	O	DERYS, ALAIN	10/12/84	20	15/10/56	48	17.08
12	O	EGGERICKX, BERTRAND	15/10/86	18	27/09/64	40	15.23	yes							O
13	O	ESSER, DENIS	14/11/88	16	07/07/68	36	15.10	yes
14	O	ETIENNE, ERIC	01/04/89	15	24/07/65	39	15.10	yes
15	O	FLORUS, PHILIPPE	12/03/95	9	05/08/55	49	13.81	yes
16	O	KIHL, DANIEL	13/04/87	17	26/07/62	42	15.19	yes
17	O	LOUVIAUX, BENOIT	28/04/81	23	01/12/60	44	15.70	yes
18	O	MAROTTA VINCENZO	02/08/02	2	27/08/71	33	11.88	yes
19	O	MAYNE, PHILIPPE	17/03/82	22	27/07/57	47	17.22
20	O	MELCHIOR CHRISTOPHE	17/12/01	3	25/09/79	25	13.28	yes
21	O	MOINI TABATABAI, SEYED ALI	11/04/89	15	30/06/60	44	15.10	yes
22	O	NAISSE, CHRISTIAN	20/10/87	17	24/09/60	44	15.19	yes		O		O
23	O	NAMUR, JEAN-PIERRE	07/04/88	16	20/06/54	50	15.15	yes

																		1ERE
				SENIORITY		AGE	SALARY		TARGET	D.S.	D.S	CE	CE	CPPT	CPPT	CE	CPPT	CANDI?
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	11-04	SHIFT?	BONUS	(EFF)	(SUPP)	(EFF)	(SUPP)	(EFF)	(SUPP)			OUI/NON
24	O	PANADERO ALCARAZ, GASPAR	08/08/86	18	17/09/57	47	15.74	yes
25	O	PIERRE, PATRICK	02/10/85	19	09/07/56	48	16.84			O		O		O
26	O	PLUMAT, ALAIN	13/04/92	12	02/02/66	38	16.02	yes
27	O	RENARD, PIERRE	02/05/95	9	23/03/58	46	14.12	yes
28	O	SELOSSE, CEDRIC	02/05/95	9	03/02/73	31	14.12	yes
29	O	SEVRAIN, BERNARD	02/06/89	15	28/01/64	40	15.10	yes
30	O	TOUNE FABRICE	06/02/02	2	07/07/69	35	11.88	yes
31	O	TOUSSAINT, JEAN-MARIE	24/04/85	19	07/03/58	46	15.52	yes
32	O	VAN BELLE, JOSEPH	08/04/86	18	16/05/57	47	15.23	yes
33	O	VAN ELDOM, JEAN-LUC	22/05/89	15	31/03/62	42	16.63	yes
34	O	VAN EYKEN, MICHEL	30/11/90	14	13/10/67	37	14.66	yes			O		O
35	O	VANDERVORST, RUDY	01/05/89	15	18/08/67	37	15.10	yes
36	O	WASTIELS, LUCIEN	16/06/97	7	07/05/54	50	14.86
37	O	WINAND, ALAIN	06/12/82	22	02/09/62	42	17.16
38	E	BASTEYNS, DIDIER	01/01/98	6	18/06/66	38	3 304
39	E	BEN AHMED NADIA	12/08/02	2	09/08/72	32	2 847
40	E	BLAIN PHILIPPE	01/02/84	20	25/01/60	44	3 265
41	E	BORDON, JEAN-PIERRE	28/05/90	14	12/07/64	40	3 209
42	E	CASTREMANNE, STEPHANE	25/03/91	13	02/08/66	38	3 304									Non elu		non (cand. CE en 00)
43	E	DARDENNE, BERNARD	01/06/97	7	10/07/1954	50	3 491
44	E	DE BEUGHER, GREGORY	01/10/00	4	18/08/77	27	2 528						O
45	E	DIMITRIADIS, VASILAKI	01/11/00	4	17/07/63	41	3 416								O	Non elu
46	E	FONTAINE, MICHEL	13/03/95	9	01/01/1968	36	3 058
47	E	GALLEE, ARNAUD	01/02/89	15	20/01/60	44	3 265
48	E	GEENENS CAROLINE	03/06/02	2	18/04/75	29	2 437
49	E	GILIS, DIDIER	01/09/98	6	17/05/69	35	3 029			O		O			O
50	E	HANQUET, MICHEL	28/04/80	24	29/03/54	50	3 491
51	E	HEYLEN, MARTINE	11/12/78	26	15/05/58	46	1 676
52	E	LEBLANC, ISABELLE	14/01/91	13	28/06/69	35	2 424
53	E	LIBERT, BENOIT	04/01/93	11	15/05/69	35	3 265								Non elu	Non elu		non (cand. CE en 00)

				SENIORITY		AGE	SALARY		TARGET	D.S.	D.S	CE	CE	CPPT	CPPT	CE	CPPT	1ERE CANDI?
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	11-04	SHIFT?	BONUS	(EFF)	(SUPP)	(EFF)	(SUPP)	(EFF)	(SUPP)			OUI/NON
54	E	LONFILS AURELE	01/02/02	2	29/08/60	44	2 590
55	E	MARCUCCI, LAURA	02/01/91	13	13/09/68	36	2 992
56	E	MEUNIER, ALAIN	02/06/86	18	19/07/59	45	3 330
57	E	MEUNIER, THIERRY	06/06/86	18	29/11/62	42	14.89
58	E	RAMOS TORNAY LUIS	01/11/90	14	12/12/61	43	3 237
59	E	REMACLE, JEAN-MARIE	22/08/88	16	22/10/60	44	3 647
60	E	THESIN, DOMINIQUE	19/12/1989	15	27/04/66	38	3 117					O					Non elu
61	E	VOS BERANGERE	01/12/01	3	03/05/78	26	2 468
62	E	WIBAUT, NICOLAS	16/06/91	13	16/05/65	39	3 146
63	C	AZORNE LYSIANE	20/08/01	3	06/09/66	38	3 611		2.75%
64	C	BARKET, MICHEL	01/09/87	17	11/06/54	50	5 182		2.75%							Non elu		non (elu suppleant CE en 00)
65	C	BORZYK, DIMITRI	01/09/95	9	23/08/64	40	3 921		2.75%
66	C	CASTELLI, DANIEL	02/11/98	6	20/03/70	34	2 924	yes	2.75%					O
67	C	CHARLES, PHILIPPE	17/11/86	18	16/08/63	41	4 969		2.75%
68	C	CHARMOT JEAN-FRANCOIS	01/10/99	5	10/11/70	34	2 780	yes	2.75%						O
69	C	COREMANS, JEAN-MARC	01/10/86	18	29/06/59	45	4 575		2.75%
70	C	GEORGES, PATRICE	01/06/92	12	21/07/63	41	4 321		2.75%
71	C	HEILPORN, SYLVIE	01/02/00	4	12/12/63	41	4 331		2.75%
72	C	JOLY, VALERIE	20/11/95	9	04/04/73	31	3 077		2.75%
73	C	LECAILLE, ANTOINE	01/06/98	6	26/12/69	35	2 982	yes	2.75%							Non elu		oui
74	C	LEMAIRE, JEAN-LUC	10/02/97	7	14/05/69	35	4 167		2.75%
75	C	MARNEFFE, THIERRY	01/03/84	20	01/12/58	46	5 140		2.75%
76	C	MARY, DANIEL	27/04/87	17	22/05/63	41	3 750		2.75%	O
77	C	MEURISSE, ERIC	02/01/96	8	25/06/66	38	4 302		2.75%
78	C	PIECQ, MARTINE	01/01/92	12	22/11/57	47	4 886		2.75%			O		O
79	C	PIERARD, DIDIER	16/10/95	9	09/07/70	34	2 837	yes	2.75%						O
80	C	ROUXHET, CHRISTOPHE	23/06/97	7	27/08/72	32	3 338		2.75%
81	C	WEGRIA, STEPHANE	18/10/99	5	17/02/76	28	2 914		2.75%

EXHIBIT H
LIST OF EMPLOYEES — MANAGERS

				Seniority		Age	Nov-04	Monthly	Company	Top Hat	Target
		Name	Entry	01/01/2004	Birth	01/01/2004	Salary	Allowance	Car	Insurance	Bonus
1	M	BERNARD, ANDRE	05/01/1987	17	06/09/1963	41	5 953.16	225	yes	yes	15%
2	M	GOSSELE, FRANCIS	16/09/1985	19	13/10/1956	48	6 914.88	225	yes	yes	15%
3	M	RENARD, PHILIPPE	05/01/1987	17	05/10/1962	42	4 850.00				4.75%
4	M	RENSON, BENOIT	18/04/1988	16	10/11/1964	40	4 995.42	150			4.75%
5	M	RIKIR, RAFAELE	18/08/1992	12	11/01/1963	41	8 908.19	300	yes	yes	20%
6	M	WALRAVE, LUC	01/10/2001	3	20/07/1966	38	5 304.11				4.75%
7	M	WILLEM, LUC	04/06/2001	3	08/08/1965	39	4 405.59				4.75%

EXHIBIT I
NOTIFICATION LETTER TO ENVIRONMENTAL AUTHORITIES
PROJET DE NOTIFICATION CONJOINTE DE CHANGEMENT DE TITULAIRE DES PERMIS AUX
AUTORITES COMPETENTES
A l’attention du college des bourgmestre et echevins de et a 1330 RIXENSART, avenue de Merode, 75
Conformement a l’article 60 du decret du 11 mars 1999 relatif au permis d’environnement, PHIBRO ANIMAL HEALTH SA, 87a, rue de l’Institut, B-1330 Rixensart, representee par M.
Et
GLAXOSMITHKLINE BIOLOGICALS SA, 89, rue de l’Institut, B-1330 Rixensart, representee par M.
Vous notifient le changement d’exploitant de l’etablissement de PHIBRO ANIMAL HEALTH SA, 87a, rue de l’Institut ayant fait l’objet des autorisations administratives requises ; ce changement interviendra au (CLOSING)
GLAXOSMITHKLINE BIOLOGICALS SA confirme avoir pris connaissance des permis, poursuivre l’exploitation et accepter les conditions fixees par les permis en vigueur.
Pourriez-vous nous donner acte de cette declaration et en informer le fonctionnaire technique.
Fait a ___, le ___.

EXHIBIT J
INTELLECTUAL PROPERTY
None

SCHEDULE 2.4
FTE RATE FOR FINISHING ACTIVITIES AND FOR MPL ACTIVITIES
AND OTHER COSTS FOR FINISHING ACTIVITIES
1. FTE RATE FOR FINISHING ACTIVITIES AND FOR MPL ACTIVITIES (BASE SALARY WITHOUT SHIFT PREMIUM)
Cost per manager = 365.73 Euro per day
Cost per white collar = 283.76 Euro per day
Cost per technician and blue collar = 242.00 Euro per day
2. OTHER COSTS FOR FINISHING ACTIVITIES
Energy cost to run the granulation and downstream process after Closing Date: 200 Euro per ton.

SCHEDULE 2.4 (B) (II)
DRAWINGS

SCHEDULE 2.4 (E)
LIST OF MAINTENANCE CONTRACTS RELATED TO THE ACQUIRED ASSETS

EQUIPMENT	FOURNISSEURS
Compresseurs frigo McQuay	ACT
Mesures vibratoires compresseurs	Elap Airel
No-break B1/B2	MGE
No-break B6	Socomec
Groupes electrogenes	EuroDiesel
Hottes labos	Gera-Filtest
Etalons industriels	Intermes
Detection incendie	Siemens
Sprinklage	Tyco Wormald
Protection cathodique PAS 41	Fluxys
Supervision SCADA	Thermo Automation
HVAC B30	ISB
Compacteur dechets	AJK

SCHEDULE 4.8 (C) (IV)
EMPLOYEE BENEFITS

		Compagnie	Contrats
ASSURANCES
Assurance Vie/Pension	But a atteindre	Swiss Life	G 8552	O
			G 8554	E
			G 8556	C
			G 8558	D

Plan Prevoyance — Vie	Prime fixee	Swiss Life	G 8572	O/E/C/D

Deces	Deces +	Swiss Life	G 8552-01-02	O
	Complementaire		G 8554-01-02	E
	Deces/Invalidite		G 8556-01-02	C
	(ass. Facultative)		G 8558-01	D
(ex Accram)

Invalitide		Swiss Life	G 8553	O
			G 8555	E
			G 8557 G 8559	C D

Hospitalisation		Swiss Life	K 98552	O
			K 98554	E
			K 98556	C
			K 98558	D

DKV	Frais ambulatoires	DKV	42003979	All

Suppletive		Swiss Life	8288	D

VOITURES SOCIETE
Location a long terme		LeasePlan	472.931.319

		D’Ieteren Lease	P0102B

CHEQUES-REPAS	Cheques-repas	Sodexho	139697	All

CENTRALE ACHAT	Carte reduction :	ECONET/NETBUY SA	344	All
mazout/Texaco

SCHEDULE 4.8 (C) (VI)
REMUNERATION
This is subject to the 2% maximum salary review for Managers and bonus plan, agreed upon by the Purchaser and applicable on July 1st, 2005.

																	DEATH			CH.
				SENIORITY		AGE	SALARY		TARGET	PART	PARENTAL	LIFE	LIFE	SUPP	DEATH	INVAL	/INV	HOSP.	AMB.	REP
													FIXED
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	NOV 2004	SHIFT?	BONUS	TIME	LEAVE	BAA	PR.				COMPL.
1	O	ADAM, DANY	17/12/84	20	09/08/59	45	16.84					x	x		x	x	x	x	x	x
2	O	BEELEN GERY	13/09/99	5	11/02/73	31	13.02	yes				x	x		x	x		x	x	x
3	O	BORRENS DOMINIQUE	02/08/02	2	30/04/75	29	11.88	yes				x	x		x	x		x	x	x
4	O	BROUWERS, ALAIN	12/06/78	26	18/04/57	47	15.95	yes				x	x		x	x	x	x	x	x
5	O	CARLIER, DENIS	04/11/96	8	13/08/63	41	14.86					x	x		x	x		x	x	x
6	O	COLLIN, LAURENT	02/10/00	4	27/04/78	26	12.92	yes				x	x		x	x		x	x	x
7	O	COPIN, LUC	26/05/86	18	04/06/65	39	15.23	yes				x	x		x	x	x	x	x	x
8	O	DANDUMONT, JEAN-PAUL	05/08/85	19	06/12/58	46	15.23	yes				x	x		x	x	x	x	x	x
9	O	DELENS, LUC	02/12/82	22	15/06/56	48	15.60	yes				x	x		x	x	x	x	x	x
10	O	DELLISSE, ALAIN	18/06/90	14	16/05/62	42	15.01	yes				x			x	x		x	x	x
11	O	DERYS, ALAIN	10/12/84	20	15/10/56	48	17.08					x	x		x	x		x	x	x
12	O	EGGERICKX, BERTRAND	15/10/86	18	27/09/64	40	15.23	yes				x	x		x	x	x	x	x	x
13	O	ESSER, DENIS	14/11/88	16	07/07/68	36	15.10	yes				x	x		x	x	x	x	x	x
14	O	ETIENNE, ERIC	01/04/89	15	24/07/65	39	15.10	yes				x			x	x	x	x	x	x
15	O	FLORUS, PHILIPPE	12/03/95	9	05/08/55	49	13.81	yes				x	x		x	x		x	x	x
16	O	KIHL, DANIEL	13/04/87	17	26/07/62	42	15.19	yes				x	x		x	x	x	x	x	x
17	O	LOUVIAUX, BENOIT	28/04/81	23	01/12/60	44	15.70	yes				x	x		x	x		x	x	x
18	O	MAROTTA VINCENZO	02/08/02	2	27/08/71	33	11.88	yes				x	x		x	x		x	x	x
19	O	MAYNE, PHILIPPE	17/03/82	22	27/07/57	47	17.22					x	x		x	x	x	x	x	x
20	O	MELCHIOR CHRISTOPHE	17/12/01	3	25/09/79	25	13.28	yes				x	x		x	x		x	x	x
21	O	MOINI TABATABAI, SEYED ALI	11/04/89	15	30/06/60	44	15.10	yes				x	x		x	x	x	x	x	x
22	O	NAISSE, CHRISTIAN	20/10/87	17	24/09/60	44	15.19	yes				x	x		x	x		x	x	x
23	O	NAMUR, JEAN-PIERRE	07/04/88	16	20/06/54	50	15.15	yes				x			x	x		x	x	x

																	DEATH			CH.
				SENIORITY		AGE	SALARY		TARGET	PART	PARENTAL	LIFE	LIFE	SUPP	DEATH	INVAL	/INV	HOSP.	AMB.	REP
													FIXED
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	NOV 2004	SHIFT?	BONUS	TIME	LEAVE	BAA	PR.				COMPL.
24	O	PANADERO ALCARAZ, GASPAR	08/08/86	18	17/09/57	47	15.74	yes				x	x		x	x		x	x	x
25	O	PIERRE, PATRICK	02/10/85	19	09/07/56	48	16.84					x	x		x	x		x	x	x
26	O	PLUMAT, ALAIN	13/04/92	12	02/02/66	38	16.02	yes				x			x	x	x	x	x	x
27	O	RENARD, PIERRE	02/05/95	9	23/03/58	46	14.12	yes				x	x		x	x		x	x	x
28	O	SELOSSE, CEDRIC	02/05/95	9	03/02/73	31	14.12	yes				x	x		x	x	x	x	x	x
29	O	SEVRAIN, BERNARD	02/06/89	15	28/01/64	40	15.10	yes				x			x	x		x	x	x
30	O	TOUNE FABRICE	06/02/02	2	07/07/69	35	11.88	yes				x	x		x	x		x	x	x
31	O	TOUSSAINT, JEAN-MARIE	24/04/85	19	07/03/58	46	15.52	yes				x	x		x	x		x	x	x
32	O	VAN BELLE, JOSEPH	08/04/86	18	16/05/57	47	15.23	yes		IC80%		x	x		x	x		x	x	x
33	O	VAN ELDOM, JEAN-LUC	22/05/89	15	31/03/62	42	16.63	yes				x			x	x	x	x	x	x
34	O	VAN EYKEN, MICHEL	30/11/90	14	13/10/67	37	14.66	yes				x	x		x	x		x	x	x
35	O	VANDERVORST, RUDY	01/05/89	15	18/08/67	37	15.10	yes				x	x		x	x		x	x	x
36	O	WASTIELS, LUCIEN	16/06/97	7	07/05/54	50	14.86					x	x		x	x		x	x	x
37	O	WINAND, ALAIN	06/12/82	22	02/09/62	42	17.16					x	x		x	x	x	x	x	x
38	E	BASTEYNS, DIDIER	01/01/98	6	18/06/66	38	3 304					x	x		x	x		x	x	x
39	E	BEN AHMED NADIA	12/08/02	2	09/08/72	32	2 847					x	x		x	x		x	x	x
40	E	BLAIN PHILIPPE	01/02/84	20	25/01/60	44	3 265					x	x		x	x	x	x	x	x
41	E	BORDON, JEAN-PIERRE	28/05/90	14	12/07/64	40	3 209					x	x		x	x	x	x	x	x
42	E	CASTREMANNE, STEPHANE	25/03/91	13	02/08/66	38	3 304					x			x	x		x	x	x
43	E	DARDENNE, BERNARD	01/06/97	7	10/07/54	50	3 491					x	x		x	x		x	x	x
44	E	DE BEUGHER, GREGORY	01/10/00	4	18/08/77	27	2 528					x	x		x	x		x	x	x
45	E	DIMITRIADIS, VASILAKI	01/11/00	4	17/07/63	41	3 416					x	x		x	x		x	x	x

				SENIORITY		AGE	SALARY		TARGET	PART	PARENTAL	LIFE	LIFE	SUPP	DEATH	INVAL	DEATH/INV	HOSP.	AMB.	CH. REP
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	NOV 2004	SHIFT?	BONUS	TIME	LEAVE	BAA	FIXED PR.				COMPL.
46	E	FONTAINE, MICHEL	13/03/95	9	01/01/68	36	3 058					x	x		x	x		x	x	x
47	E	GALLEE, ARNAUD	01/02/89	15	20/01/60	44	3 265			IC80%		x	x		x	x		x	x	x
48	E	GEENENS CAROLINE	03/06/02	2	18/04/75	29	2 437					x	x		x	x		x	x	x
49	E	GILIS, DIDIER	01/09/98	6	17/05/69	35	3 029					x	x		x	x		x	x	x
50	E	HANQUET, MICHEL	28/04/80	24	29/03/54	50	3 491					x	x		x	x	x	x	x	x
51	E	HEYLEN, MARTINE	11/12/78	26	15/05/58	46	1 676			PT50%		x			x	x		x	x	x
52	E	LEBLANC, ISABELLE	14/01/91	13	28/06/69	35	2 424			PT80%		x	x		x	x		x	x	x
53	E	LIBERT, BENOIT	04/01/93	11	15/05/69	35	3 265					x			x	x		x	x	x
54	E	LONFILS AURELE	01/02/02	2	29/08/60	44	2 590				50%	x	x		x	x		x	x	x
55	E	MARCUCCI, LAURA	02/01/91	13	13/09/68	36	2 992			PT80%		x	x		x	x	x	x	x	x
56	E	MEUNIER, ALAIN	02/06/86	18	19/07/59	45	3 330					x	x		x	x		x	x	x
57	E	MEUNIER, THIERRY	06/06/86	18	29/11/62	42	14.89					x	x		x	x		x	x	x
58	E	RAMOS TORNAY LUIS	01/11/90	14	12/12/61	43	3 237					x	x		x	x		x	x	x
59	E	REMACLE, JEAN-MARIE	22/08/88	16	22/10/60	44	3 647					x			x	x		x	x	x
60	E	THESIN, DOMINIQUE	19/12/89	15	27/04/66	38	3 117					x	x		x	x	x	x	x	x
61	E	VOS BERANGERE	01/12/01	3	03/05/78	26	2 468					x	x		x	x		x	x	x
62	E	WIBAUT, NICOLAS	16/06/91	13	16/05/65	39	3 146					x			x	x		x	x	x
63	C	AZORNE LYSIANE	20/08/01	3	06/09/66	38	3 611		2.75%			x	x		x	x		x	x	x
64	C	BARKET, MICHEL	01/09/87	17	11/06/54	50	5 182		2.75%			x			x	x	x	x	x	x
65	C	BORZYK, DIMITRI	01/09/95	9	23/08/64	40	3 921		2.75%			x			x	x		x	x	x
66	C	CASTELLI, DANIEL	02/11/98	6	20/03/70	34	2 924	yes	2.75%			x	x		x	x		x	x	x
67	C	CHARLES, PHILIPPE	17/11/86	18	16/08/63	41	4 969		2.75%			x			x	x		x	x	x
68	C	CHARMOT JEAN-FRANCOIS	01/10/99	5	10/11/70	34	2 780	yes	2.75%			x	x		x	x		x	x	x

				SENIORITY		AGE	SALARY		TARGET	PART	PARENTAL	LIFE	LIFE	SUPP	DEATH	INVAL	DEATH/INV	HOSP.	AMB.	CH. REP
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	NOV 2004	SHIFT?	BONUS	TIME	LEAVE	BAA	FIXED PR.				COMPL.
69	C	COREMANS, JEAN-MARC	01/10/86	18	29/06/59	45	4 575		2.75%			x			x	x		x	x	x
70	C	GEORGES, PATRICE	01/06/92	12	21/07/63	41	4 321		2.75%			x			x	x		x	x	x
71	C	HEILPORN, SYLVIE	01/02/00	4	12/12/63	41	4 331		2.75%			x	x		x	x		x	x	x
72	C	JOLY, VALERIE	20/11/95	9	04/04/73	31	3 077		2.75%			x	x		x	x		x	x	x
73	C	LECAILLE, ANTOINE	01/06/98	6	26/12/69	35	2 982	yes	2.75%			x	x		x	x		x	x	x
74	C	LEMAIRE, JEAN-LUC	10/02/97	7	14/05/69	35	4 167		2.75%			x	x		x	x	x	x	x	x
75	C	MARNEFFE, THIERRY	01/03/84	20	01/12/58	46	5 140		2.75%			x			x	x		x	x	x
76	C	MARY, DANIEL	27/04/87	17	22/05/63	41	3 750		2.75%			x			x	x		x	x	x
77	C	MEURISSE, ERIC	02/01/96	8	25/06/66	38	4 302		2.75%			x	x		x	x		x	x	x
78	C	PIECQ, MARTINE	01/01/92	12	22/11/57	47	4 886		2.75%			x			x	x	x	x	x	x
79	C	PIERARD, DIDIER	16/10/95	9	09/07/70	34	2 837	yes	2.75%			x	x		x	x		x	x	x
80	C	ROUXHET, CHRISTOPHE	23/06/97	7	27/08/72	32	3 338		2.75%			x	x		x	x		x	x	x
81	C	WEGRIA, STEPHANE	18/10/99	5	17/02/76	28	2 914		2.75%			x	x		x	x		x	x	x

				SENIORITY		AGE	SALARY			TOP II at	TARGET	LIFE	LIFE	SUPP	DEATH	INVAL	DEATH/INV	HOSP.	AMB.	CH. REP
								MONTHLY	Cdegrees
		NAME	ENTRY	01/01/04	BIRTH	01/01/04	NOV 2004	ALLOWANCE	CAR	INSURANCE	BONUS	BAA	FIXED PR.				COMPL.
1	M	BERNARD, ANDRE	05/01/87	17	06/09/63	41	5 953.16		yes	yes	15%	x		x	x	x	x	x	x	x
2	M	GOSSELE, FRANCIS	16/09/85	19	13/10/56	48	6 914.88	225	yes	yes	15%	x	x	x	x	x		x	x	x
3	M	RENARD, PHILIPPE	05/01/87	17	05/10/62	42	4 850.00				4.75%	x			x	x		x	x	x
4	M	RENSON, BENOIT	18/04/88	16	10/11/64	40	4 995.42	150			4.75%	x			x	x		x	x	x
5	M	RIKIR, RAFAELE	18/08/92	12	11/01/63	41	8 908.19	300	yes	yes	20%	x	x	x	x	x		x	x	x
6	M	WALRAVE, LUC	01/10/01	3	20/07/66	38	5 304.11				4.75%	x	x		x	x		x	x	x
7	M	WILLEM, LUC	04/06/01	3	08/08/65	39	4 405.59				4.75%	x	x		x	x		x	x	x

SCHEDULE 6.3
GUARANTEE
A. To induce Glaxosmithkline Biologicals SA (“GSK”), with registered office at 89, Rue de l’Institut, 1330 Rixensart, Belgium, to enter into the Business Purchase Agreement to be dated December ___, 2004 (the “Business Purchase Agreement”) between Phibro Animal Health SA (“Phibro Belgium”), with registered office at 87a, Rue de l’Institut, 1330 Rixensart, Belgium, and GSK, Phibro Animal Health Corporation, a New York corporation with registered office at [___], (“Guarantor”), hereby :
     (i) irrevocably and unconditionally guarantees the due and punctual performance of any and all obligations and liabilities of Phibro Belgium (but excluding any indemnification under Section 6.1.6) under or pursuant to the Business Purchase Agreement (“Obligations”) during a period of three (3) years from the Closing Date, and
     (ii) irrevocably and unconditionally undertakes to pay, upon GSK’s first written demand, any costs, expenses, loss and damages howsoever arising from a breach by Phibro Belgium of its Obligations and for which GSK has made a claim under this Guarantee by registered letter sent to Guarantor within, three (3) years from the Closing Date, including all expenses and costs (including reasonable attorneys’ fees) incurred by GSK in enforcing this Guarantee against the Guarantor, up to the aggregate amount of 6.2 million EUR (the “Maximum Amount”).
          The Maximum Amount shall automatically reduce and decline by the amount of any payment made to GSK in respect of Obligations of Phibro Belgium (but excluding any indemnification under Section 6.1.6), it being understood, however, that the Maximum Amount shall not reduce and decline by the amount of the clean-up and demolition costs payable by Phibro Belgium to GSK pursuant to Section 2.3.(b) of the Business Purchase Agreement.
B. Demand for payment under this Guarantee shall be made by written notice from GSK to the Guarantor at the Guarantor’s principal executive offices as set out above. Such demand shall specify in reasonable detail the basis for such demand.
C. This Guarantee is not a guaranty of and does not cover any Obligations of Phibro Belgium in excess of the Maximum Amount.
D. This Guarantee shall terminate upon the third anniversary of the Closing Date and shall only apply to those Obligations (up to the Maximum Amount) of Phibro Belgium incurred prior to such termination.

E. Subject to paragraphs C and D above, this Guarantee and the obligations of the Guarantor hereunder shall be unaffected and unimpaired by or by reason of any invalidity, irregularity, illegality, voidness, voidability or unenforceability of the Business Purchase Agreement or any of the Obligations.
F. The Guarantor shall not be discharged or released from its undertakings hereunder by any modification, amendment of, or changes to the terms of the Business Purchase Agreement, nor by any waiver by GSK of any of the terms of the Business Purchase Agreement, nor by any failure by GSK to insist on the proper performance of the Business Purchase Agreement or to pursue all remedies available to it against the Guarantor, nor by granting of extension of time or other indulgence or concession to the Guarantor, nor by any forbearance, forgiveness or any other thing done, omitted or neglected under the Business Purchase Agreement or by any other bond, security or guarantee.
G. This Guarantee shall continue to be effective, or be reinstated, as the case may be, with respect to Obligations incurred prior to the termination of this Guarantee and which are guaranteed hereby, if at any time due and punctual performance by Phibro Belgium of any of the Obligations is rescinded, cancelled or declared null and void upon the insolvency, bankruptcy or reorganization of Phibro Belgium, or in accordance with any other law affecting or available to creditors or otherwise, all as though such performance had not been made.
H. GSK may freely assign, transfer or otherwise alienate any or all of its rights under this Guarantee to any assignee or transferee of its rights and obligations under the Business Purchase Agreement in which case the Guarantee shall inure to the benefit of the successors and assigns of GSK.
               The Guarantor may not assign any of its rights or transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person or legal entity, save with GSK’s prior written consent in which case this Guarantee shall be binding upon the successors and assigns of the Guarantor.
I. This Guarantee may be amended or waived only by a writing jointly signed by GSK and the Guarantor.
J. Phibro Animal Health Corporation represents that it is the ultimate parent company of Phibro Belgium, and Guarantor represents that it has fully complied with its articles of association and other legal provisions related to the validity and enforceability of the present Guarantee and that this Guarantee has been duly executed by its authorised representatives.
K. This Guarantee is governed by the laws of the Kingdom of Belgium. Any dispute arising out or in connection with this Guarantee shall be submitted to the exclusive jurisdiction of the Courts of Brussels.

Dated as of: December ___, 2004

PHIBRO ANIMAL HEALTH CORPORATION

By: